Exhibit 10.9

GRAYSTONE BANK

401(K)/EMPLOYEE STOCK OWNERSHIP PLAN

EFFECTIVE AS OF JANUARY 1, 2006

AMENDED AND RESTATED

GRAYSTONE BANK

401(K)/EMPLOYEE STOCK OWNERSHIP PLAN

Table of Contents

Page
ARTICLE I
Definitions	1

ARTICLE II
Rules Governing Participation	8

ARTICLE III
Employer Contributions	9

ARTICLE IV
Allocations to Participant’s Accounts	20

ARTICLE V
Top-Heavy Plan Provisions	26

ARTICLE VI
Vesting	28

ARTICLE VII
Termination and Retirement	30

ARTICLE VIII
Distribution Procedures	31

ARTICLE IX
Voting Rights	40

ARTICLE X
Administration	41

ARTICLE XI
Rights of Employer	46

ARTICLE XII
Rollovers	47

ARTICLE XIII
Miscellaneous	48

GRAYSTONE BANK

401(K)/EMPLOYEE STOCK OWNERSHIP PLAN

THIS GRAYSTONE BANK 401(K)/EMPLOYEE STOCK OWNERSHIP PLAN is adopted by GRAYSTONE BANK this 5 day of May, 2006, but effective as of January 1, 2006.

WITNESSETH:

WHEREAS, Graystone Bank adopted the Graystone Bank 401(k) Plan effective January 1, 2006; and

WHEREAS, Graystone Bank desires to add employee stock ownership plan features to the Graystone Bank 401(k) Plan effective January 1, 2006; and

WHEREAS, the addition of employee stock ownership plan features requires that Graystone Bank amend and restate the Graystone Bank 401(k) Plan effective January 1, 2006, said amended and restated plan to be named the Graystone 401(k)/Employee Stock Ownership Plan effective as of January 1, 2006.

NOW, THEREFORE, Graystone Bank hereby adopts the Graystone Bank 401(k) employee stock ownership plan, the employee stock ownership portions intended to constitute a stock bonus plan qualified under Section 401(a) of the Code and intended to be an employee stock ownership plan under Section 4975(e)(7) of the Code and under Section 407(d)(6) of ERISA, as an amendment and restatement of the Graystone Bank 401(k) Plan effective January 1, 2006.

ARTICLE I

DEFINITIONS

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other. The following capitalized words and phrases shall have the meanings specified when used in the Plan and the Trust Agreement, unless a different meaning is plainly required by the context.

Section 1.01 “Accrual Computation Period” means the twelve-month period corresponding to the Plan Year.

Section 1.02 “Acquisition Loan” means a loan (or other extension of credit) used by the Trustee to finance the acquisition of Company Stock, which loan constitutes an Exempt Loan.

Section 1.03 “Affiliated Employer” means any entity which, in relation with any entity constituting the Employer, constitutes (a) a “controlled group of corporations” within the meaning of Section 414(b) of the Code, (b) a “group of trades or businesses under common control” within the meaning Section 414(c) of the Code, or (c) an “affiliated service group” within the meaning of Section 414(m) of the Code. An entity shall be considered an Affiliated Employer only with respect to such period as the relationship described in the preceding sentence exists. When the term “Affiliated Employer” is used in Article IV of this Plan (and only when the term is so used), Sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of Section 415(h) of the Code.

Section 1.04 “Age” means the chronological age attained by the Participant at his or her most recent birthday.

Section 1.05 “Alternate Payee” means any person entitled to current or future payment of benefits under the Plan pursuant to a QDRO.

Section 1.06 “Anniversary Date” means the last day of each Plan Year.

Section 1.07 “Beneficiary” means:

(a) Any Alternate Payee named in a QDRO to receive benefits in the event of the death of the Participant, to the extent of the rights granted in such QDRO;

(b) As to any Participant who is married at the time of his or her death, the Participant’s spouse, except as provided in Paragraph (c)(2) of this Section;

(c) As to any Participant who (1) is not married at the time of his or her death, or (2) is married, but whose spouse has consented to the designation of a Beneficiary other than or in addition to himself/herself (to the extent of such consent), the persons or entities designated by the Participant in writing to be his or her Beneficiaries hereunder;

(d) As to any Participant who dies not survived by a spouse, whose death benefit is not subject to a QDRO, and who has not designated a Beneficiary (or who is not survived by any such designated Beneficiary), the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class to share equally:

(1) Lineal descendants (including adopted persons and step-children) per stirpes;

(2) Surviving parents; and

(3) The Participant’s estate.

Section 1.08 “Benefit Commencement Date” shall mean the date on which benefit distributions to the Participant (or to the Beneficiary of a deceased Participant) commence pursuant to a distributable event under the Plan.

Section 1.9 “Board” means the board of directors of the Employer.

Section 1.10 “Break in Service” means failure by a Participant to complete more than five hundred (500) Hours of Service during any Computation Period.

Section 1.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.12 “Company Stock” means voting stock issued by GRAYSTONE BANK or any successor thereto, as defined in and which meets the requirements of Sections 409(l) and 4975(e)(8) of the Code.

Section 1.13 “Company Stock Account” means that portion of a Participant’s ESOP Account which consists of allocated Company Stock.

Section 1.14 “Compensation” means a Participant’s form W-2 wages for personal services actually rendered in the course of employment with the Employer maintaining the plan including amounts that are not currently includable in the Participant’s taxable income by virtue of Section 132(f)(4) of the Code, and Elective Contributions. “Elective contributions” are amounts excludable from the Employee’s gross income under Sections 125, 402(e)(3), 402(h), 403(b), 408(p), or 457(b) of the Code. The term “Compensation” does not include Employer contributions contributed to this Plan (excluding contributions made by the Employer pursuant to an arrangement under Section 402(e)(3) or to any other retirement plan or plan of deferred compensation nor compensation received prior to the date a Participant was eligible to participate under the Plan.

Section 1.15 “Computation Period” means the period designated as the Accrual Computation Period or the Eligibility Computation Period, as indicated by the context of usage.

Section 1.16 “Current Obligations” means principal and interest repayment obligations of the Trust for an Acquisition Loan for an applicable Plan Year.

Section 1.17 “Deferred Retirement Date” means the date of a Participant’s retirement from the service of the Employer subsequent to his or her Normal Retirement Date.

Section 1.18 “Effective Date” of this amended and restated Plan is January 1, 2006. The “Original Effective Date” of the Plan if January 1, 2006.

Section 1.19 “Elective Deferrals” means a contribution as defined in Section 402(g)(3)(A) of the Code, made by a Participant and allocated to a Participant’s Elective Deferral Account pursuant to Section 3.03.

Section 1.20 “Elective Deferral Account” means the portion of a Participant’s Account comprised of Participant Elective Deferrals and earnings therefrom.

Section 1.21 “Eligibility Computation Period” means the period of twelve consecutive months commencing upon the Employee’s Employment Commencement Date and ending on a date one year later. Succeeding Eligibility Computation Periods shall begin with the Plan Year which includes the first anniversary of an Employee’s Employment Commencement Date.

Section 1.22 “Employee” means any person in the employ of the Employer whose employment contemplates the rendition of service to the Employer, excluding, however, (i) Employees who are included in a unit of employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith negotiations; (ii) Employees who are non-resident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States; (iii) any person who provides services to the Employer as an independent contractor. Employees of an Affiliated Employer shall not be eligible to participate in the Plan unless the Employer has consented to such participation and the Affiliated Employer has become a Participating Employer under the Plan. Employee shall also exclude any Leased Employee.

Section 1.23 “Employee Stock Ownership Plan” or “ESOP” means a plan that meets the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

Section 1.24 “Employer” means Graystone Bank or any successor entity by merger, purchase or consolidation, or otherwise, and includes also, with the consent of the Board of Directors of the Employer, an Affiliated Employer which has elected to adopt this Plan or a business organization allied, associated, affiliated, interrelated or subsidiary to the Employer or succeeding to its respective businesses which shall assume the obligations of this Plan with respect to its employees by becoming a party to this Plan, as provided for hereinafter.

Section 1.25 “Employment Commencement Date” means, with respect to any individual, the first date on which that individual performs an Hour of Service for the Employer.

Section 1.26 “ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), including all amendments thereto.

Section 1.27 “ESOP Account” means the interest of the Participant’s Account comprised of his/her Company Stock Account and Investment Account.

Section 1.28 “ESOP Employer Contribution” means contributions made to the Plan by the Employer pursuant to Section 3.01.

Section 1.29 “Exempt Loan” means a loan made to the Trust by a disqualified person or a loan to the Trust which may be guaranteed by a disqualified person and which satisfies the requirements of Section 408 of ERISA and Section 4975 of the Code and regulations promulgated thereunder.

Section 1.30 “Fair Market Value” means value per share of Company Stock as determined in good faith pursuant to Section 4.04 and in accordance with regulations promulgated pursuant to Section 3(18) of ERISA and Section 401(a)(28)(C) of the Code.

Section 1.31 “Financed Shares” means Company Stock acquired by the Trust with the proceeds of an Acquisition Loan and not yet allocated to the Company Stock Accounts of Participants.

Section 1.32 “Five-Percent Owner” shall mean, as to any entity, any person who owns (or is considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i) of the Code) more than five percent (5%) of the outstanding voting stock of the Employer (or any entity constituting the Employer) or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. Where an entity is not a corporation, a person shall be considered a “Five-Percent Owner” if he/she owns more than five-percent (5%) of either the capital or the profits interest in the entity.

Section 1.33 “Highly Compensated Employee” means an Employee who satisfies the criteria of Section 414(q) of the Code and the regulations thereunder who generally: (a) was a “five percent (5%) owner” as defined in Section 1.30 at any time during the determination year or the look-back year; or (b) for the look-back year had compensation determined under Section 3401(a) of the Code from the Employer greater than $80,000, as adjusted, and was among the most highly compensated one-fifth ( 1/5) of all Employees. The determination year means the Plan Year for which testing is being performed, and the look-back year means the immediately preceding twelve (12) month period. The number of Employees in the “the most highly compensated one-fifth ( 1/5) of all Employees” shall be determined by taking into account all individuals working for all Affiliated Employers, but excluding any individual who has not completed six (6) months of service, who normally works fewer than 17 1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources. The term Highly Compensated Employee also includes any former employee who separated from service prior to the Plan Year, performs no services for the Employer during the Plan Year and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

Section 1.34 “Hours of Service.”

An Employee will be credited with one Hour of Service for:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Computation Period or periods in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code), of which the adopting Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

(e) Solely for purposes of determining whether a Break in Service has occurred, for participation and vesting purposes in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in a Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period.

(f) Hour of Service shall also include any service the Plan must credit in order to satisfy the crediting of service requirements of Section 414(u) of the Code.

The above provisions shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service.

Section 1.35 “Independent Appraiser” means any appraiser as described in Section 401(a)(28)(C) of the Code.

Section 1.36 “Investment Account” means that portion of a Participant’s Account consisting of Employer contributions not invested in Company Stock together with earnings and accretions.

Section 1.37 “Investment Manager” means any fiduciary (other than a Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an “Investment Manger” within the meaning of Section 3(38) of ERISA.

Section 1.38 “Leased Employee” means any person who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons) on a fulltime basis for a period of at least one (1) year under direction of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organizations which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. For purposes of the definition of Leased Employee, a Leased Employee is not considered an Employee of the recipient Employer:

(a) if such employee is covered by a money purchase pension plan that has a nonintegrated employer contribution rate of at least 10% of compensation as defined in Section 415(c)(3) of the Code and which provides for immediate eligibility and immediate vesting;

(b) if the Leased Employees do not constitute over 20% of the Employer’s non-Highly Compensated Employees.

Section 1.39 “Limitation Year” means the Plan Year or such other 12 calendar month period as may be designated by the Employer.

Section 1.40 “Matching Contribution” means an Employer contribution as described in Section 401(m)(4)(A)(ii) of the Code which is made to the Plan by the Employer pursuant to Section 3.03.

Section 1.41 “Matching Contribution Account” means the portion of a Participant’s Account comprised of Matching Contributions and earnings therefrom.

Section 1.42 “Named Fiduciary” means the Employer, the Trustee and the Plan Administrative Committee. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him/her/it under this Plan and/or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

Section 1.43 “Normal Retirement Age” means the date the Participant attains age 65.

Section 1.44 “Normal Retirement Date” means the date the Participant attains Normal Retirement Age and terminates employment.

Section 1.45 “Participant” means an Employee who is eligible for participation in this Plan pursuant to the provisions of Article II.

Section 1.46 “Plan” means the GRAYSTONE BANK 401(k)/Employee Stock Ownership Plan as set forth herein, and as the same may from time to time hereafter be amended.

Section 1.47 “Plan Administrator” shall mean the Plan Administrative Committee established pursuant to Section 10.02 which is responsible for the administration of the Plan.

Section 1.48 “Plan Entry Date” means each January 1 April 1, July 1 and October 1.

Section 1.49 “Plan Sponsor” means Graystone Bank.

Section 1.50 “Plan Year” means the twelve-month period commencing each January 1 and ending on the subsequent December 31.

Section 1.51 “Qualified Domestic Relations Order” or “QDRO” means a Domestic Relations Order which:

(a) assigns to, creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable to a Participant hereunder;

(b) specifies (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee, (2) the amount or percentage of the Participant’s benefits to be paid to each Alternate Payee, or the manner in which such amount is to be determined, (3) the number of payments or the period to which the order applies; and

(c) does not require (1) any form or type of benefit or any other option not available under this Plan, (2) the Plan to provide benefits greater in value than the actuarial equivalent of the benefits otherwise provided hereunder and (3) any payment which would be in conflict with a payment required to be made to another Alternate Payee under the terms of a prior Qualified Domestic Relations Order.

“Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations or community property law, which relates to the provision of child support, alimony payments or property rights to an Alternate Payee.

Section 1.52 “Qualified Nonelective Contributions” means an Employer contribution as described in Section 3.04.

Section 1.53 “Qualified Nonelective Contribution Account” means the portion of the Participant’s Account comprised of Qualified Nonelective Contributions and earnings therefrom.

Section 1.54 “Required Beginning Date” means the date benefits must commence to be distributed to a Participant in accordance with Section 401(a)(9) of the Code and the regulations promulgated thereunder. For Participants who are not Five-Percent Owners, the Required Beginning Date is April 1 of the calendar year that follows the later of (a) the calendar year in which the Participant attains age 70 1/2, or (b) the calendar year in which the Participant retires. For Five-Percent Owners, the Required Beginning Date is April 1 of the calendar year that follows the calendar year in which the Five-Percent Owner attains age 70 1/2.

Section 1.54 “Rollover/Transfer Contribution” means the portion of the Participant’s Account comprised of rollovers or transfers, and earnings therefrom, as provided in Section 3.05.

Section 1.55 “Total Disability” means total and permanent disability caused by bodily injury or disease which prevents a Participant from engaging in his normal and customary occupation or his employment; provided:

(a) Such disability shall be permanent and continuous during the remainder of the Participant’s lifetime in the opinion of a qualified licensed physician selected by the Plan Administrative Committee; and

(b) Such disability was not contracted, suffered or incurred while the Participant was engaged in, or did not result from his having engaged in a criminal activity; did not result from his habitual drunkenness or addiction to narcotics; did not result from a self-inflicted injury; or did not result from duty in the Armed Forces of the United States which prevented a return to employment with the Employer.

Notwithstanding the foregoing, a Participant who qualifies for Social Security disability payments shall be considered disabled for purposes of this Plan.

Section 1.56 “Trust” or “Trust Fund” means the trust fund created under the Trust Agreement.

Section 1.57 “Trust Agreement” means the GRAYSTONE BANK 401(k)/Employee Stock Ownership Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the management of the assets of the Plan.

Section 1.58 “Trust Assets” means Company Stock and other assets held in Trust for the benefit of Participants.

Section 1.59 “Trustee” means the party or parties serving under the Trust Agreement so appointed by the Employer, including any successors.

Section 1.60 “Unallocated Suspense Account” means an account or accounts containing Company Stock acquired with the proceeds of an Acquisition Loan which has not been released from such account and allocated to the Participants’ Company Stock Accounts.

Section 1.61 “Valuation Date” means the last day of the Plan Year (the “Annual Valuation Date”) for the ESOP Account and daily for the 401(k) Account and each other interim dates during the Plan Year on which a valuation of the Trust Fund is made as determined by the Trustee.

Section 1.62 “Year of Participation” means any Accrual Computation Period in which the Participant completes at least one thousand (1,000) Hours of Service for the Employer and is employed on the last day of the Accrual Computation Period. Any Participant who terminates employment with the Employer during the Plan Year after attaining Normal Retirement Age or terminates employment due to Total Disability or death shall be considered to have completed a Year of Participation for such Plan Year.

Section 1.63 “Year of Service” means completion of an Eligibility Computation Period or Accrual Computation Period in which the person completes at least one thousand (1,000) Hours of Service for the Employer, subject however for vesting purposes, to the provisions of Section 6.01(b).

ARTICLE II

RULES GOVERNING PARTICIPATION

Section 2.01 Initial Eligibility. Any Employee who has attained age 21 and who has completed six (6) consecutive months of service during which the Participant has completed at least five hundred (500) hours of service, shall be credited with a Year of Service for the Eligibility Computation Period and shall be eligible to participate in the Plan on the Plan Entry Date coincident with or immediately following the date the Participant has satisfied both participation requirements. If a Participant does not satisfy the six (6) consecutive months of service requirement or the five hundred (500) hours of service requirement the Participant shall be eligible to participate in the Plan on the Plan Entry Date coincident or immediately following the date the Participant attains age 21 and completes a Year of Service. Any Employee who was employed by the Employer on the Plan’s Original Effective Date and prior to May 15, 2006, shall be eligible to participate in the Plan as of the Employee’s date of employment.

Section 2.02 Readmission after Breaks in Service and Employment Termination.

(a) Any Participant who has severed employment with the Employer and who becomes re-employed with the Employer shall become a Participant as of his or her re-employment date.

(b) Any Employee who had not completed a Year of Service under Section 2.01 prior to incurring a Break in Service shall become a Participant on the Plan Entry Date following the date he/she completes a Year of Service under Section 2.01 and attains age 21.

ARTICLE III

EMPLOYER CONTRIBUTIONS

Section 3.01 ESOP Discretionary Contribution.

The Employer may, in its sole discretion, from time to time contribute with respect to the Plan Year, such amounts of cash or Company Stock as it may determine. The ESOP Discretionary Contribution shall be allocated in proportion that each eligible Participant’s Compensation for the Plan Year bears to the total Compensation for all eligible Participants for the Plan Year in accordance with Section 4.01.

Section 3.02 Elective Deferral Contributions.

(a) Amount of Contribution – The Employer shall contribute each Plan Year on behalf of each active Participant who elects to make Elective Deferrals a sum equal to the amount that the Participant has elected to defer under a salary reduction election. The contribution shall be credited to the Participant’s Elective Deferral Account.

The Plan Administrator may limit the amount of Elective Deferrals at any time, if he determines that such limitation is necessary to meet the requirements for a “qualified cash or deferred arrangement” under Code section 401(k) and regulations issued pursuant thereto as set forth in this Plan.

The Plan Administrator shall calculate the actual deferral percentage for the Highly Compensated Employees using the prior year testing method.

In determining the actual deferral percentage and the average contribution percentage if matching contributions are made under this Plan, the Plan Administrator shall exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in accordance with Section 401(k)(3)(F) of the Code.

(b) Availability of Election – An active Participant may make Elective Deferrals by completing a salary reduction agreement with the Employer under which an Employer contribution will be made to the Plan on behalf of such Participant only if he elects to reduce his compensation or to forgo an increase in his compensation. The amount of salary deferral may range from 0% to 25% of Compensation subject to the annual limitations set forth under Section 402(g) of the Code.

Election Procedures – A notice of a Participant’s salary reduction election shall be given to the Employer and to the Plan Administrator in the manner established by the Plan Administrator. The Plan Administrator shall provide a written notice to all Participants of the required procedures for making an election and the date as of which an election will be effective. A Participant electing salary reduction will be deemed to desire to continue at the same rate, unless he notifies the Plan Administrator of his desire to change the amount of salary reduction. The revised election shall be effective in accordance with the Plan Administrator’s published procedures. A salary reduction may be discontinued at any time upon proper notice in the manner established by the Plan Administrator. However, if a Participant receives a hardship distribution, his right to elect a salary reduction shall be suspended for 16 months after the receipt of such distribution. Participant may not elect to make Elective Deferrals for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant’s salary reduction for the taxable year of the hardship distribution.

Catch-Up Contributions – All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject tot the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of the Code, Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Section 3.03 Matching Contribution. The Employer may, in its discretion, contribute a Matching Contribution to the Plan on behalf of each Participant who has made Elective Deferrals. The Matching Contribution shall be equal to a percentage of such Participant’s Elective Deferral, as determined for a Plan Year by the Employer in its discretion. The Employer may, in its discretion, disregard Elective Deferrals that exceed a certain dollar amount or a certain percentage of Compensation for such period.

Section 3.04 Qualified Nonelective Contributions. The Employer may make Qualified Nonelective Contributions on behalf of either the non-highly compensated active Participants or all active Participants that are sufficient to satisfy either the actual deferral percentage test or the average contribution percentage test, or both, pursuant to regulations under the Code in lieu of distributing excess contributions. The Employer may elect to comply with Section 401(k)(12) of the Code by making safe harbor nonelective contributions on behalf of all active Participants.

Qualified Nonelective Contributions are contributions (other than profit sharing Employer ESOP contributions or Matching Contributions) that are made by the Employer and allocated to Participants’ Qualified Nonelective Contribution Accounts and any forfeitures that are so applied that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals. The amount of such contribution for any Plan Year shall be an amount determined by the Employer in its discretion after the Plan Administrator has determined the amount needed to satisfy the actual deferral percentage test or the actual contribution percentage test, or both. Allocation of the Qualified Nonelective Contribution shall be made to the non-highly compensated employees with the smallest amounts of compensation for the Plan Year, beginning with an allocation up to the Section 415 of the Code limitation to the non-highly compensated employee with the smallest amount of compensation and continuing in ascending order until all of the contribution has been allocated. For allocation purposes, Compensation means compensation as defined in Section 1.14 for the entire Plan Year, except that for the Plan Year in which the Employee first becomes a Participant, Compensation means the Employee’s Compensation for the portion of the Plan Year in which the Employee actually is a Participant.

Section 3.05 Rollover/Transfer Contributions.

(a) Rollover Contributions – A Participant may contribute to his rollover/transfer account any amounts that he previously received either as a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code) or within one taxable year as a distribution from another qualified plan on account of termination of that plan provided that:

(1) He transferred such distribution to an individual retirement account or annuity within sixty (60) days after receipt, or

(2) He transferred such distribution to this Plan within sixty (60) days after receipt.

Before accepting a rollover contribution, the Trustee may require an employee to furnish satisfactory evidence that the proposed transfer is in fact a “rollover contribution” which the Code permits an Employee to make to a qualified plan.

(b) Transfer Contributions – With the consent of the Plan Administrator, the Participant may have funds transferred directly to this Plan from another qualified plan. This Plan shall not accept any direct or indirect transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan that would otherwise have provided for a life annuity form of payment to a Participant.

(c) Contributions Before Plan Entry Date – An Employee prior to satisfying the Plan’s eligibility conditions, may make a rollover or transfer contribution to the Plan to the same extent and in the same manner as any Participant.

(d) Rollover/transfer contributions to the ESOP portion of the Plan shall be permitted for all Employees who became Participants in the Plan before May 15, 2006. Rollover/transfer contributions to the ESOP portion of the Plan shall be invested in Company Stock when available.

Section 3.06 Forfeitures of Excess Aggregate Contributions. Excess aggregate contributions which are determined under the average contribution percentage test and which are attributed to Employer Matching Contributions shall be distributed to the extent vested with a proportional amount of nonvested Employer Matching Contributions being forfeited as of the last day of the Plan Year in which the excess arose. Forfeitures required for compliance with Section 401(a)(4) of the Code and Regulation Section 1.401(m)-1(e)(4) (because the contribution to which it relates is treated as an excess deferral, excess contribution, or excess aggregate contribution) shall occur as of such date.

Section 3.07 Application of Contributions for Current Obligations Under an Acquisition Loan. If the Trust has Current Obligations under an Acquisition Loan, any form of contribution made to the Plan shall, to the extent necessary, be applied by the Trustee toward satisfaction of such Current Obligations. If there is more than one Acquisition Loan, the Employer shall designate the Acquisition Loan to which any contribution is to be applied. In each Plan Year in which Employer contributions are applied toward Current Obligations under an Acquisition Loan, shares of Company Stock acquired with such Acquisition Loan which are then held in the Unallocated Suspense Account shall be released for allocation among the Participants in accordance with Section 4.01. If an Acquisition Loan provides for annual payments of principal and interest over a period of ten (10) or fewer years, the number of shares of Company Stock released for allocation shall be calculated utilizing the principal only method described under Treasury Regulation Section 54.4975-7(b)(8)(ii). If an Acquisition Loan provides for annual payments of principal and interest over a period in excess of ten (10) years, the number of shares of Company Stock released for allocation shall be calculated utilizing the principal and interest method described under Treasury Regulation Section 54.4975-7(b)(8)(i).

Section 3.08 Timing of Contributions. The Employer shall pay its contribution made with respect to any Plan Year to the Trustee on or before the date established for the filing of the Employer’s federal income tax return (including any extensions of that date) for the fiscal year of the Employer ending with or within the Plan Year with respect to which such contribution is made.

Section 3.09 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the foregoing limitations:

(a) If the Internal Revenue Service determines that the Plan as initially adopted by an Employer does not meet the requirements of Section 401(a) of the Code and the Company determines that the Plan should not be amended to meet the Internal Revenue Service’s requirements, a contribution made before the Internal Revenue Service’s determination shall be refunded, provided that (1) the contribution is returned to the Employer within one year of the determination and (2) the qualification application is made by the time prescribed by law for filing the Employers’ return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

(b) In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or Compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

(c) The portion of a contribution that is disallowed as an expense for federal income tax purposes may be refunded, provided that such amount is returned to the Employer within one year of the disallowance.

(d) If, upon termination of the Plan, amounts are held in a Section 415 of the Code suspense account which are attributable to the contributions of the Employer and such amounts may not be credited to the accounts of Participants, upon the written direction of the Plan Administrative Committee, such amounts will be returned to that Employer as soon as practicable after the termination of the Plan.

In the event that any refund is paid to the Employer hereunder, such refund shall be made without interest and shall be deducted from among the Investment Accounts of the Participants as an investment loss except to the extent that the amount of the refund can be identified to one or more specific Participants (as in the case of certain mistakes of fact) in which case the amount of the refund identifiable to each such Participant’s Account shall be deducted directly from such Account.

All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, if applicable, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

Section 3.10 Participants Contributions. No contribution shall be required of any Participant. A Participant may make Elective Deferrals but may not make contributions on an after tax basis except as may be treated as a recharacterized contribution under Section 3.12.

Section 3.11 Limitations and Conditions Regarding Contributions.

(a) (1) Maximum Amount Under Code Section 402(g). No Participant shall be permitted to make Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code, in effect at the beginning of such taxable year, except to the extent permitted under Section 3.02 and Section 414(v) of the Code, if applicable.

(2) Excess Elective Deferrals. A Participant may assign to this Plan any excess Elective Deferrals made during a taxable year of the Participant by following the claim procedure set forth in Section 3.12(a)(3). Notwithstanding any other provision of the Plan, excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Elective Deferral Account excess Elective Deferrals were assigned for the preceding year and for whom excess Elective Deferrals have been claimed for such taxable year.

(3) Claims. The Participant’s claim shall be in writing; shall be submitted to the Plan Administrator no later than March 1, shall specify the Participant’s excess Elective Deferral amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 457, or 403(b) of the Code exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

(4) Definitions – Elective Limitations

(a) Elective Deferrals shall mean any employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant’s Elective

Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any arrangement as described in Section 401(k) of the Code, any simplified plan described in Sections 408(p) of the Code, Section 457 of the Code and Section 501(c)(18) of the Code and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective deferrals shall not include any deferrals properly distributed as excess annual additions.

(b) Excess Elective Deferrals shall mean those Elective Deferrals that are includable in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under the Code. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(5) Income or Loss

(a) Excess Elective Deferrals shall be adjusted for any income or loss for the Participant’s taxable year. The income or loss allocable to excess Elective Deferrals shall be the income or loss allocable to the Participant’s Elective Deferrals Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s excess Elective Deferrals for the Plan Year and the denominator is the Participant’s Elective Deferral Account balance attributable to Elective Deferrals without regarding to any income or loss occurring during such taxable year.

(b) (1) Actual Deferral Percentage Test

The actual deferral percentage (hereinafter “ADP”) for the Plan Year for Participants who are Highly Compensated Employees for the Plan Year and the prior year’s ADP for Participants who were non-highly compensated employees for the prior plan year must satisfy one of the following tests: (i) The ADP for the plan year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-highly compensated employees for the prior plan year multiplied by 1.25; or (ii) the ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-highly compensated employees for the prior plan year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-highly compensated employees in the prior plan year by more than two (2) percentage points. The ADP for the non-highly compensated employee group for the first Plan Year shall be determined using the prior year testing method assuming a 3% deferral percentage for the non-highly compensated employee group.

The Plan may apply the ADP test by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are non-highly compensated employees if the Employer so elects. In the alternative, the Plan may satisfy the requirements of Section 401(k)(3)(A)(ii) of the Code by meeting the safe harbor requirements of Section 401(k)(12) of the Code. Election of this method shall be treated as an election to use the current year testing method. Once made, an election can only be revoked if the Plan meets the requirements for changing to the testing method as set forth in Notice 98-1 and any superseding guidance. Such elections shall be reflected in Section 3.03.

A. Special Rules.

(i) A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. A Participant is a non-highly compensated employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or qualified Matching Contributions, or both, to the extent treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(i) of the Code that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, to the extent taken into account, such Qualified Non-elective Contributions or qualified Matching Contribution, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Year’s all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(iii) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this Section 3.12 shall be applied by determining the ADP of employees as if all such plans were a single plan. Any adjustments to the nonhighly compensated employee ADP for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer elects to use the current year testing method. For Plan Year beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year. For plan years beginning after December 31, 1996, plans may be permissively aggregated in order to satisfy Section 401(k) of the Code only if they use the same ADP testing method.

(iv) If: (A) this Plan is not successor plan (as defined in Notice 98-1), (B) this Plan is not aggregated under Regulation Section 1.401(k)-1(g)(11) for such Plan Year with any other plan that was or that included a Section 401(k) of the Code plan in the prior year, and (C) the first Plan Year commences after December 31, 1996; then, the case of the first Plan Year the amount treated as the ADP for participants who are non-highly compensated employees for the prior plan year shall be 3%.

(v) For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the plan year to which contributions relate. An Elective Deferral shall be taken into account only if it relates to compensation that either (a) would have been received by the Participant in the Plan Year but for the Deferral Election, or (b) is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2 1/2 months after the last day of the Plan Year but for the Deferral Election.

When the prior testing method is used, in order to be taken into account in calculating the ADP for non-highly compensated employees for the prior year, a Qualified Nonelective Contribution or qualified Matching Contribution must be contributed by the end of the Plan Year. In order to be taken into account in calculating the ADP for Highly Compensated Employees, such contributions must be contributed by the end of the twelve-month period immediately following the Plan Year.

(vi) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or qualified Matching Contributions, or both, used in such test.

(vii) Qualified Nonelective Contributions may be taken into account as Elective Deferrals only to the extent needed to meet the ADP test. Qualified Matching

Contributions may be taken into account only to the extent such contributions are not needed to meet the average deferral percentage test unless it is the intention of the Plan Administrator to test all Qualified Nonelective and Matching Contributions under the ADP test.

(viii) Applicable limitations when testing changes from current Plan Year testing to prior year testing: The ADP for the prior plan year shall be determined taking to account only: (A) Elective Contributions for non-highly compensated employees that were taken into account for purposes of the ADP test in the prior plan year under the current Plan Year testing method and (B) Qualified Nonelective Contributions not previously taken into account under either the ADP or ACP test. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(B) Actual Deferral Percentage shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation. The actual deferral ratio of each Participant and the actual deferral percentage of each group shall be calculated to the nearest hundredth of a percentage point. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election, including excess Elective Deferrals of Highly Compensated Employees, but excluding (a) excess Elective Deferrals of nonhighly compensated employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the average contribution percentage test (provided the ADP test is satisfied both with and without exclusion of these elective deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and qualified Matching Contributions. For purposes of computing actual deferral percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. Amounts distributed as a result of Section 415 of the Code shall not be included in the calculation.

(2) Distribution of Excess Contributions

Notwithstanding any other provision of this Plan, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess contributions shall be allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the ADP test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all of the excess contributions have been allocated. For the purpose of the preceding sentence, the largest amount is determined after the distribution of any excess contributions.

Excess contributions (including the amounts recharacterized) shall be treated as annual additions under the plan.

(A) Determination of Income or Loss – Excess contributions shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to excess contributions allocated to each Participant is the income or loss allocable to the Participant’s Elective Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account or the Employer Matching Contribution Account or both) for the plan year multiplied by a fraction, the numerator of which is such Participant’s excess contributions for the Plan Year and the denominator is the Participant’s account balance(s) attributable to Elective Deferrals (and Qualified Nonelective Contributions or qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

(B) Accounting for Excess Contributions – Excess contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral Account and Qualified Employer Matching Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and qualified matching contributions (to the extent used in the ADP test) for the Plan Year. Excess contributions shall be distributed form the Participant’s Qualified Nonelective Contribution Account only to the extent that such excess contributions exceed the balance in the Participant’s Elective Deferral Account and Employer Matching Contribution Account.

(C) Excess Contributions shall mean, with respect to any Plan Year, the excess of: (i) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (ii) The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

Such determination shall be made after first determining excess elective deferrals pursuant to this Section 3.12.

(3) Recharacterization

Participant may treat excess contributions allocated to him as an amount distributed to the Participant and then contributed by the Participant to the Plan as an Employee Nondeductible contribution. The excess contributions subject to such treatment shall be the excess contribution allocated to the Participant as a Highly Compensated Employee under the distribution allocation procedure described in Section 5.6(b)(2) of the Code. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Therefore, such recharacterized amounts shall be held in a recharacterized funds account that shall be invested and otherwise accounted for in the same manner as an Elective Deferral Account but that shall be subject to the ACP test. Amounts may not be recharacterized by the Highly Compensated Employee to the extent that such amount in combination with other nondeductible contributions made by that Employee would exceed any stated limit under the Plan on Employee nondeductible contributions.

Recharacterization must occur no later than two and one-half months after the last day of the plan Year in which such excess contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash under cash or deferred arrangement.

(b) (1) Limitations on Employee Contributions and Matching Contributions.

The average contribution percentage (hereinafter “ACP”) for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year and the prior year’s ACP for Participant who were nonhighly compensated employees for the prior plan year must satisfy one of the following tests: (i) The ACP for the Plan Year for Participants who are Highly Compensated

Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were nonhighly compensated employees for the prior plan year multiplied by 1.25; or (ii) The ACP for the Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for participants who were nonhighly compensated employees for the prior plan year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-highly compensated employees in the prior plan year by more than two (2) percentage points.

The Plan may apply the ACP test by comparing the current plan year’s ACP for Participant’s who are Highly Compensated Employees with the current plan year’s ACP for Participants who are non-highly compensated employees if the Employer so elects. In the alternative, the Plan may satisfy the requirements of Section 401(m)(2) of the Code as it applied to employer matching contributions by meeting the safe harbor requirements of Section 401(m)(11) of the Code. Election of this method shall be treated as an election to use the current year testing method. Once made, an election can only be undone if the Plan meets the requirements for changing to the testing method as set forth in Notice 98-1 and any superseding guidance. Such elections shall be reflected in Section 3.02 and 3.04.

(A) Limitations Under Code Section 401(m)

(i) A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of Highly Compensated Employee in effect for the Plan Year. A Participant is a nonhighly compensated employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii) For purposes of this Section 3.12(c), the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to his or her account under two or more plans describe din Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such contribution percentage amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(iv) In the event that this Plan satisfied the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this Section 3.12(c)(1) shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. Any adjustments to the nonhighly compensated employee ACP for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer elects to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year. Plans may be permissively aggregated in order to satisfy Section 401(m) of the Code only if they use the same ACP testing method.

(v) If: (A) this Plan is not a successor plan (as defined in Notice 98-1, Section V or subsequent guidance), (B) this plan is not aggregated under Regulation section 1.401(m)-1(g)(14) for such Plan Year with any other plan that was or that included a Section 401(m) of the Code plan in the prior year, and (C) the first plan year commences after December 31, 1996; then, in the case of the first plan year the amount treated as the ACP for Participants who are non-highly compensated employees for the prior plan year shall be 2% or, if the Employer so elects, the ACP for Participants who are non-highly compensated employees as calculated for such first Plan Year.

(vi) For purposes of determining the contribution percentage test, employee contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year is made no later than the end of the twelve-month period beginning on the date after the close of the Plan Year.

When the prior year testing method is used, in order to be taken into account in calculating the ACP for non-highly compensated employees for the prior year, a Qualified Nonelective Contribution or Matching Contribution must be contributed by the end of the Plan Year. In order to be taken into account in calculation the ACP for Highly Compensated Employees, such contributions must be contributed by the end of the twelve-month period immediately following the Plan Year.

(vii) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or qualified Matching Contributions, or both, used in such test.

(viii) Employee Elective Deferrals may be taken into account; however, the ADP test shall be met before any elective deferrals are used in the ACP test and the elective Deferrals needed to meet the ADP test shall not be used to meet the ACP test. Qualified Nonelective Contributions shall be taken into account to the extent such contributions are not used to meet the ADP test.

(ix) Applicable limitations when testing changes from current year testing to prior year testing: The ACP for the prior plan year shall be determined taking into account only: (A) employee contributions for non-highly compensated employees made for the prior plan year, (B) Matching contributions for non-highly compensated employees that were taken into account for purposes of the ACP test in the prior plan year under the current plan year testing method, and (C) Qualified Nonelective Contributions not previously taken into account under either the ADP or ACP test.

(x) The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(xi) In performing the ADP and ACP tests, the Plan will apply the current year testing method for years after the first Plan Year.

(B) Definitions

(i) Aggregate Limit shall mean the sum of (i) 125% of the greater of the ADP of the non-highly compensated employees of the prior plan year or the ACP of non-highly compensated employees under the Plan subject tot Code section 401(m) for the Plan Year beginning with or within the prior plan year of the 401(k) plan and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in (i) above, and “greater” is substituted for “lesser” after “two plus the” in (ii) if it would result in a larger aggregate limit. If the Employer elects the use of the current year testing method, then, in calculating the aggregate limit for a particular plan year, the non-highly compensated employees’ ADP and AC for that plan year is used in place of the ADP and ACP for the prior plan year.

(ii) Average Contribution Percentage shall mean the average of the contribution percentages of the eligible participants in a group.

(iii) Contribution Percentage shall mean the ratio (expressed as a percentage calculated to the nearest hundredth of a percentage point) of the Participant’s contribution percentage amounts to the Participant’s Compensation.

(iv) Contribution Percentage Amounts shall mean the sum of the employee nondeductible contributions, Employer Matching Contributions and employee 401(k) Elective Deferrals (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such contribution percentage amounts shall not include Matching Contributions that are forfeited either to correct excess aggregate contributions, or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions. Qualified Nonelective Contributions may be included in the contribution percentage amounts. Employee 401(k) Elective Deferrals may also be used in calculating the contribution percentage amounts so long as the ADP test is met before the elective deferrals are used in the ACP test and the ADP test continues to be met following the exclusion of those elective deferrals that are used to meet the ACP test. The contribution percentage amounts shall be calculated to the nearest hundredth of a percentage point. Amounts distributed under Section 5.1(a)(4)(A) and (B) shall not be included in the calculation.

(v) Eligible Participant shall mean any Employee who is eligible to make an employee nondeductible contribution, or an Elective Deferral (if the employer takes such contributions into account in the calculation of the contribution percentage), or to receive an Employer Matching Contribution (including forfeitures).

(vi) Employee Nondeductible Contribution (or employee contribution) shall mean any contribution made under the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(vii) Matching Contribution shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an employee nondeductible contribution made by such participant, or on account of a Participant’s Elective Deferral, under a Plan maintained by the employer.

(2) Distribution. Notwithstanding any other provision of this Plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed not later than the last day of each Plan Year to Participants to whose accounts such excess aggregate contributions were allocated for the preceding plan year. Excess aggregate contributions shall be allocated to the Highly Compensated Employees with the largest contribution dollar amounts taken into account in calculating the ACP test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all of the excess aggregate contributions have been allocated. For the purpose of the preceding sentence, the largest amount is determined after the distribution of any excess contributions. If such excess aggregate contributions are distributed more than 2 1/ 2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess aggregate contributions shall be treated as annual additions under the Plan.

(A) Determination of Income or Loss – Excess aggregate contributions shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to excess aggregate contributions allocated to each Participant is the income or loss allocable to the Participant’s employee nondeductible contribution account. Employer ESOP and Matching Contribution Account

(if any, and if all amounts therein are not used in the ADP test) and, if applicable Qualified Nonelective Contribution account and Employee Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s excess aggregate contributions for the year and the denominator is the Participant’s account balance(s) attributable to contribution percentage amounts with regard to any income or loss occurring during such Plan Year.

(B) Forfeitures of Excess Aggregate Contributions – Forfeitures of excess aggregate matching contributions may either be reallocated to the accounts of non-highly compensated employees or applied to reduce employer contributions, as provided in Section 3.02 or 3.04.

(C) Accounting for Excess Aggregate Contributions – Excess aggregate contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s employee nondeductible contribution account and Employer Matching Contribution account (and, if applicable, the participant’s qualified nonelective contribution account or Employee Elective Deferral Account, or both).

(D) Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of: (i) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such plan year, over (ii) The maximum contribution percentage amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

(3) Required Forfeitures – Any employer matching contribution attributable to an excess Elective Deferral.

ARTICLE IV

ALLOCATIONS TO PARTICIPANT’S ACCOUNTS

Section 4.01 Allocation Procedures.

(a) The Plan shall establish and maintain an account in the name of each Participant to which the Plan Administrative Committee shall credit as of each Anniversary Date all amounts allocated to each such Participant.

(b) The Employer shall provide the Plan Administrative Committee with all information necessary for the Plan to make a proper allocation of the Employer contributions for the Plan Year.

(c) With respect to an ESOP Discretionary Contribution, the Company Stock Account of each Participant will be credited as of each Anniversary Date with his allocable shares of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Employer, Financed Shares released from the Unallocated Suspense Account, forfeitures of Company Stock and stock dividends paid in the form of shares of stock on Company Stock held in his Company Stock Account. The Investment Account of each Participant so entitled will be credited (or debited) as of each Anniversary Date with his share of the net income (or loss) of the Trust, cash dividends on Company Stock in his Company Stock Account and Employer contributions and forfeitures in a form other than Company Stock. It will be debited for any payments on purchases of Company Stock by the Trust or for repayment of Current Obligations under an Acquisition Loan.

(d) Forfeitures of nonvested amounts from any ESOP Discretionary Account shall be allocated as additional discretionary contributions to those respective Employer contributions and allocated to Participants who have completed a Year of Participation for the applicable Plan Year of forfeiture reallocation. Forfeitures of nonvested amounts from any Matching Contributions Accounts shall be applied as an additional Matching Contribution, as applicable, in the Plan Year in which the forfeiture occurs.

Section 4.02 Dividends on Company Stock. Dividends or distributions on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Plan Administrative Committee, either (i) be credited to the Participants’ Investment Accounts, (ii) be distributed to Participants immediately or within ninety (90) days after the close of the Plan Year in proportion with a Participant’s Company Stock Account, or (iii) be used to make payments on any related Acquisition Loan. When all or a part of a dividend or distribution payment on Company Stock held in the Participants’ Company Stock Accounts is used to reduce the principal and interest due on an Acquisition Loan, Company Stock with a fair value equal to or greater than the amount of the dividend or distribution used to reduce the principal and interest due on the Acquisition Loan shall be released from the Unallocated Suspense Account and shall be allocated to the Participants’ Company Stock Accounts. Company Stock released from the Unallocated Suspense Account with cash dividends or distributions and cash dividends or distributions on Company Stock from the unallocated Suspense Account not released shall be allocated to each Participant’s Company Stock Account in the same manner as described in Section 4.01(b). Dividends or distributions attributable to Company Stock credited to Participants’ Accounts and dividends or distributions attributable to Company Stock in the Unallocated Suspense Account may be used by the Trust to make payments on a related Acquisition Loan as directed by the Plan Administrator.

Section 4.03 Participant Accounts. The Plan Administrative Committee shall establish and maintain separate individual accounts for each Participant in the Plan. Separate accounts shall be maintained for all inactive Participants who have an interest in the Plan. Such separate accounts shall not require a segregation of the Trust assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. All allocations will be made as of the Anniversary Date referred to in this Article.

Section 4.04 Allocation of Investment Results (Non-ESOP Accounts).

(a) General Allocation Procedures. Investment income and market value appreciation or depreciation shall be allocated to each account of each Participant who has accrued benefits in proportion to the respective account balances on each accounting date. For this purpose, each account balance shall be equal to the average balance for the period commencing on the day following the prior accounting date and ending on the current accounting date.

(b) Investment Elections. A Participant may elect to have all of his accounts with the exception of his Employer ESOP Contribution Account invested in such investment fund or combination of investment funds as may be established by the Trustee and made available for the benefit of participants; provided, however, that in no event may the Participant direct that any portion of his account(s) be invested in collectibles (as defined in Section 408(m) of the Code). A Participant’s investment election shall not apply to any portion of any account that may be invested in a participant loan sub-account, to the extent permitted under the Plan. The investment results shall be allocated to the participant’s account(s) based upon earnings and losses on the participant’s share in such investment fund or funds.

The terms and conditions for investment direction shall be established by the Plan Administrator. An election may be revoked only by another election and will remain in effect until such revocation. If no initial election is timely received by the plan administrator, the plan administrator shall invest the account in a fund designated for such purpose.

Section 4.05 Allocation of Investment Results (ESOP Accounts). The Trust Fund shall be valued on the Anniversary Date of each Plan Year, which date shall be known as the annual Valuation Date, and on such other special date as determined by the Trustee.

(a) Independent Appraiser. The Trust’s Independent Appraiser shall value the Company Stock as of each annual Accounting Date. Such valuation shall be reviewed and finalized by the Trustee in accordance with Section 3(18) of ERISA. Based upon such valuation, the Trustee shall re-value the Participants’ Company Stock accounts so as to reflect to each such account a proportionate share in any increase or decrease in the Fair Market Value of the Company Stock in the Trust Fund as of that date.

(b) Net Income (or Loss) of the Trust. The net income (or loss) of non-Company Stock assets of the Trust will be determined at least annually as of the annual Valuation Date. A share thereof will be allocated to each Participant’s Investment Account in the ratio in which the balance of his Investment Account on the preceding Anniversary Date bears to the sum of the balances for the Investment Accounts of all Participants on that date. The net income (or loss) includes the increase (or decrease) in the fair market value of assets of the Trust (other than Company Stock in the Company Stock Accounts), interest, dividends, other income and expenses attributable to assets in the Investments Accounts since the preceding Valuation Date. It does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan used by the Trust to purchase Company Stock.

(c) Equitable Allocations. The Plan Administrative Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participant’s Accounts provided for in this Article. Should the Plan Administrative Committee determine that the strict application of its accounting procedures will not result in an equitable and non-discriminatory allocation among the Accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article, provided however that such adjustments to achieve equity shall not reduce the vested portion of a Participant’s interest.

Section 4.06 Section 1042 Company Stock Transactions-Nonallocation Rule.

(a) No Trust assets acquired in an acquisition of Company Stock in which Section 1042 of the Code is elected by a seller of Company Stock to the Plan and consented to by the Employer may accrue or be allocated for the period beginning on the date of the sale of the Company Stock and ending on the later of the date which is ten (10) years after the date of sale or the date of the Plan allocation attributable to the final payment of the Acquisition Loan incurred in connection with such sale:

(1) for the benefit of :

(i) any taxpayer who makes an election under Section 1042(a) of the Code with respect to Company Stock,

(ii) any individual who is related to the taxpayer (within the meaning of Section 267(b) of the Code); or

(2) for the benefit of any other person who owns (after application of Section 318(a) of the Code applied without regard to the employee trust exception in Section 318(a)(2)(B)(i) of the Code) more than 25% (measured (A) at any time during the 12-month period ending on the date of the sale of the Company Stock to the Plan or (B) at the date the Company Stock is allocated to Participants) of:

(i) any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock; or

(ii) the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b) Section 4.05(a)(1)(ii) shall not apply to lineal descendants of the taxpayer if the aggregate amount allocated to the benefit of all such lineal descendants during the non-allocation period described in Section 4.05(a) above does not exceed more than five percent (5%) of the Company Stock held by the Plan which is attributable to the sale to the Plan by the person related to such descendants.

Section 4.07 Binding Effect of Valuation and Determination of Participant’s Equities. The valuation and the determination of the equities of the Participants shall be final, conclusive and binding upon every party to this Plan, and upon every person beneficially interested in this Plan. The valuations, allocations and determination shall be made in a nondiscriminatory manner.

Section 4.08 Certification of Employee Data and Time for Allocation. The Employer shall as of each Anniversary Date confirm with the Plan Administrative Committee those employees eligible to participate in the Plan for the Plan Year.

Section 4.09 Participant’s Annual Statement. As soon as possible after each Anniversary Date, each Participant will receive a written statement showing as of the Anniversary Date and in comparative form for the prior year:

(a) The balance in each of his accounts as of the preceding Anniversary Date.

(b) The amount of Employer contributions and forfeitures allocated to his accounts for the year.

(c) The adjustment to his accounts to reflect his share of dividends and the income and expenses of the Trust for the year.

(d) The new balances in each of his accounts, including the number of shares of Company Stock.

(e) Such other information as may be required under ERISA and regulations thereunder.

Section 4.10 Basis of Distributions. All distributions due to be made under this Plan, whether because of death, Total Disability, retirement, termination of employment or any other reason set forth in the Plan, if distribution is available at that time, shall be made on the basis of the amount to the credit of the Account of the Participant as of the Valuation Date coincident with or immediately preceding the date of distribution; excepting that, if any such distribution is to occur after the Anniversary Date of any year and before an allocation has been made to the Account of the Participant from the Employer’s contribution made as of such Anniversary Date, it shall also include the amount allocable to him/her out of that contribution.

Section 4.11 Annual Additions.

(a) Notwithstanding any provision of the Plan to the contrary, the maximum annual additions credited to a Participant’s Accounts for any Limitation Year shall not exceed the lesser of: (i) $40,000 (adjusted annually as provided in Section 415(d) of the Code) or (ii) one hundred percent (100%) of the Participant’s “Section 415 Compensation” for such Limitation Year. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts would cause the annual additions for the Limitation Year to exceed the maximum annual additions, the amount contributed or allocated will be reduced so that the annual additions for the Limitation Year will equal the maximum annual additions. Any amount in excess of the maximum annual addition which would have been allocated to such Participant may be allocated to other Participants. If the Limitation Year is a short Limitation Year, the $40,000 dollar limitation shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

(b) For purposes of the Plan, “Section 415 Compensation” means a Participant’s wages as described under Section 3401(a) of the Code and all other payments of compensation by the Employer for a Plan Year for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Section 415 Compensation shall include elective deferrals (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Sections 125 and 132(f)(4) of the Code.

(c) The term “annual addition” means the sum credited to a Participant’s accounts for any Limitation Year including employer contributions, employee contributions, forfeitures, amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan maintained by the Employer. The annual addition limitation set forth in Section 4.11(a) does not apply to: (1) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service, or (2) any amount otherwise treated as an “annual addition” under Section 415(l)(1) of the Code.

(d) Applicable to ESOP Accounts:

(i) In any Plan Year in which there is an Exempt Loan in effect and the Employer makes contributions to the Plan for the purposes of making payments of principal and interest on the Exempt Loan which are due that year, the amount of the annual additions of each Participant who is entitled to receive an allocation of annual additions will be calculated on the basis of whichever of the following methods results in a lesser annual addition to the Participant:

(1) on the actual amount of contributions credited to the Participant’s Accounts for the year; or

(2) on the amount of contributions credited to the Participant’s Accounts with respect to amounts invested in assets other than Company Stock and on the basis of the fair market value of Company Stock released from the suspense account and credited to the Participant’s Company Stock Account for the Plan Year. Provided, however, shares of Company Stock which are not acquired by the Plan with the proceeds of an Exempt Loan will be calculated solely on the basis of the fair market value of such shares;

(ii) If no more than one-third of the Employer contributions for a Limitation Year that are deductible as principal or interest payments on a loan, pursuant to the provisions of Section 404(a)(9) of the Code, are allocated to Highly Compensated Employees and the Employer is a C corporation under the Code, then the limitations imposed by subsection (a) shall not apply to:

(1) Forfeitures of Company Stock if the Company Stock was acquired with the proceeds of an Exempt Loan, or

(2) Employer contributions that are deductible as interest payments on an Exempt Loan under Section 404(a)(9)(B) of the Code.

(e) All Employees of an Employer who is a member of a controlled group of corporations (as defined by Section 1563(a) or Sections 414(b) and (c) of the Code as modified by Section 415(h) of the Code), or who is a member of an affiliated service group (as defined by Section 414(m) of the Code), or who is a member of a group of entities required to be aggregated pursuant to regulations under Section 414(o) of the Code, shall be considered to be employed by a single Employer.

(f) To the extent a Participant is covered under more than one defined contribution plan maintained by the Employer, all such defined contribution plans will be aggregated with this Plan for purposes of determining the limitation on annual additions. If a Participant’s annual additions exceed the limit on annual additions under Section 415(c) of the Code, the Participant’s accounts under the other defined contribution plans will be reduced by the amount of the excess to comply with the limit on annual additions under Section 415(c) of the Code. In the event that such reductions are insufficient to eliminate the excess, it shall be eliminated pursuant to Section 4.10(i).

(g) Notwithstanding any provision to the contrary, this Plan and all other qualified plans of the Employer shall at all times comply with the provisions of Section 415 of the Code and the regulations promulgated thereunder.

(h) If the limitation of this Section 4.11 would cause the maximum annual additions to be exceeded for any Participant, such excess will be managed as follows, as uniformly determined by the Plan Administrative Committee for all Participants.

(1) If the Participant is still participating under the Plan as of the end of the Limitation Year, the excess will be used to reduce the Employer contribution (including allocation of any forfeitures) for such Participant in the next Limitation Year, and thereafter, if necessary;

(2) If after applying the procedure of subsection 4.10(i)(1) an excess still exists and the Participant is participating under the Plan as of the end of the Limitation Year, the excess will be held unallocated in a Section 415 suspense account which will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and thereafter, if necessary. If a Section 415 suspense account remains in place at any time during the Limitation Year, amounts in the Section 415 suspense account must be allocated to a Participant’s Account before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year.

Section 4.12 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, the Plan will provide contributions, benefits and service credit with respect to any qualified military service in accordance with Section 414(u) of the Code.

Section 4.13 ESOP Accounts - Prohibited Allocation of S Corporation Stock. Notwithstanding any provision of this Plan to the contrary, no allocation of Company Stock shall be made to a “disqualified person,” as that term is defined under Section 409(p) of the Code and any regulations promulgated thereunder, during any Plan Year which is determined to be a “nonallocation year” under Section 409(p)(3) of the Code.

Section 4.13 ESOP Accounts - Participant Diversification of Investments. Any Participant who has completed at least ten (10) years of participation under the Plan and who has attained age 55 (a “Qualified Participant”) may elect within 90 days after the close of the Plan Year during the “qualified election period” to direct the Trustee as to the investment of up to 25% of the Company Stock allocated to the Participant’s Company Stock Account (reduced by the number of shares of Company Stock previously diversified pursuant to a prior election). Qualified election period means the six (6) Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant. In the event a Participant has not completed ten (10) years of participation when the Participant attains age 55, the qualified election period shall begin with the Plan Year within which the Participant completes ten (10) years of participation with the Employer. In the sixth year of the qualified election period, the Qualified Participant may direct the Plan Administrative Committee as to the investment of up to 50% of the Participant’s Company Stock allocated to his Company Stock Account (reduced by the number of shares of Company Stock previously diversified pursuant to a prior election). Such diversification rights shall not apply to any Participant whose Company Stock Account is not greater than $500. Any diversified shares of Company Stock will be valued at the Fair Market Value of Company Stock as of the immediately preceding Valuation Date.

ARTICLE V

TOP-HEAVY PLAN PROVISIONS

Section 5.01 Top-Heavy Plan. Subject to the provisions of Section 5.05, the Plan will be a Top-Heavy Plan for a Plan Year if on that Plan Year’s Determination Date the sum of the Account balances of Participants who are Key Employees (as defined in Section 5.02) exceeds 60 percent of the sum of the Account balances of all Participants. For purposes of this Article V, the “Determination Date” for a Plan Year means the last day of the preceding Plan Year.

Section 5.02 Key Employees. For purposes of this Article V:

(a) The term “Key Employee” means, any employee or former employee (including a deceased employee) of an Employer who, at any time during the Plan Year that includes the Determination Date, was:

(1)	An officer of an Employer having Section 415 Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1));

(2)	A Five-Percent Owner of an Employer; or

(3)	A one-percent owner of an Employer having Section 415 Compensation of more than $150,000.

For purposes of determining an individual’s ownership in an Employer under this subsection (a), the rules of Sections 414(b), (c) and (m) of the Code will be disregarded.

(b) The term “Non-Key Employee” means any employee who is not a Key Employee. The terms “Key Employee” and “Non-Key Employee” include the Beneficiaries of such employees, respectively.

Section 5.03 Determination of Account Balances. For purposes of determining Participants’ Account balances as of any Determination Date under Section 5.01, the following rules apply:

(a) A Participant’s Account balance will be increased by any amounts distributed to the Participant or his Beneficiary during the one-year period ending on the Determination Date due to the separation from service, death or Total Disability of the Participant. In the case of a distribution made for any other reason, “five-year period” will be substituted for “one-year period” in the preceding sentence.

(b) Notwithstanding subsection (a) above, the Account balance of a Participant who has not performed any services for an Affiliate during the one-year period ending on the Determination Date will be disregarded.

(c) A Participant’s Account balance will be decreased by any amount rolled over into the Plan if the rollover was initiated by the Participant and the amount came from a plan other than a plan maintained by an Affiliated Employer.

Section 5.04 Aggregation of Plans. The Plan will be a Top-Heavy Plan under Section 5.01 if it is part of a Top-Heavy Group for that Plan Year.

(a) Top-Heavy Group. The term “Top-Heavy Group” means each plan maintained by an Employer in which a Key Employee participates and each other plan which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code (either type of plan is referred to below as an “Aggregated Plan”) where as of a Determination Date the sum of (1) and (2) below exceeds 60 percent of a similar sum determined for all employees:

(1) The total of the account balances of Key Employees under any defined contribution plan that constitutes an Aggregated Plan, and

(2) The present value of the cumulative accrued benefits of Key Employees under any defined benefit plan that constitutes an Aggregated Plan.

(b) Additional Plans. The Employer may treat any other plan it or any other Employer maintains as an Aggregated Plan under subsection (a) above, provided that the Aggregated Plans would in combination with that plan or plans continue to meet the requirements of Sections 401(a)(4) and 410 of the Code. If the Aggregated Plans which include this Plan do not comprise a Top-Heavy Group, this Plan will not be a Top-Heavy Plan under Section 5.01.

(c) Other Rules. The rules of Section 5.03 will apply to determine the Account balances of Employees under this Section (and the term “accrued benefit” will be substituted for the term “Account balance” to determine benefits under a defined benefit plan). Any plan (including a terminated plan) that was maintained by an Employer within the one-year period ending on the Determination Date will be treated as an Aggregated Plan if it is otherwise described in subsection (a) above.

Section 5.05 Minimum Benefit. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the contribution allocated under the Plan to the Account of any Participant who is a Non-Key Employee may not be less than an amount equal to three percent (or, if less, the highest contribution percentage rate of any Key Employee for that year) of the Participant’s Section 415 Compensation. For purposes of determining a Key Employee’s contribution percentage rate under the preceding sentence, amounts contributed under Section 4.01 for that individual will be counted. A Participant will be entitled to receive an allocation under this Section if he is employed by an Employer on the last day of the Plan Year regardless of the number of Hours of Service he accrued in that year. If the Company maintains a defined benefit plan that is part of a Top-Heavy Group for any Plan Year under Section 5.04, any Non-Key Employee who participates under both this Plan and the defined benefit plan will be entitled to the minimum benefit under the defined benefit plan. Notwithstanding the foregoing, if an Employer maintains any other plan, the minimum benefit required under this Section will be adjusted in accordance with regulations issued under Section 416(f) of the Code to prevent an inappropriate duplication or omission of required minimum benefits or contributions. In any Plan Year in which the Plan is determined to be Top Heavy, any required Top Heavy contribution shall be made in the non-ESOP portion of the Plan.

ARTICLE VI

VESTING

Section 6.01 Vesting of Accounts.

(a) The portion of a Participant’s benefit under the Plan attributable to ESOP Discretionary and Matching Contributions that is vested (nonforfeitable) on any specified date shall be determined on the basis of his or her Years of Service in accordance with the following schedule:

Years of Service	Percentage Vested
Less than two	0%
Two	20%
Three	40%
Four	60%
Five	80%
Six or more	100%

The portion of the Participant’s Account attributable to Elective Deferrals Qualified Matching Contributions and Rollover Contributions shall be fully vested at all times.

(b) For purposes of this Section 6.01, a Year of Service means a Plan Year during which the Employee completes at least one thousand (1,000) Hours of Service for the Employer. Notwithstanding the foregoing, a Participant’s Account shall also become 100% vested and nonforfeitable upon a Participant’s attainment of his or her Normal Retirement Age or upon a Participant’s death or if a Participant suffers a Total Disability.

(c) The determination of a Participant’s vested interest in the Plan shall not be reduced as a result of any amendment to the Plan. Should the Plan be amended to modify the Plan’s vesting schedule, each Participant with at least three (3) Years of Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. If the Participant fails to make such election, the Participant shall be subject to the new vesting schedule. The Participant may make his election within sixty (60) days after the later of (1) the adoption of the amendment, (2) the effective date of the amendment, or (3) the date the Participant is notified by the Plan Administrative Committee of such amendment.

Section 6.02 Termination. Following a Participant’s termination of employment, no further allocations of Employer contributions (or forfeitures) or release of Financed Shares shall be made to the Participant’s Account, except as provided in Section 4.01(b).

Section 6.03 Effect of Break in Service.

(a) For a Participant who is re-employed after incurring a one (1) year Break in Service and who does not have a vested right to any benefit in the Plan, Years of Service before the one (1) year Break in Service will not be taken into account if the number of consecutive one (1) year Breaks in Service equals or exceeds the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service.

(b) For a terminated Participant who has incurred five (5) consecutive one (1) year Breaks in Service, the vested portion of the Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1) one account for vested benefits attributable to pre-break service; and

(2) one account representing the Participant’s account balance in the Plan attributable to service after the Break in Service.

Section 6.04 Restoration of Participant’s Account.

(a) If a rehired Participant whose Account was less than 100% vested upon distribution, before the earlier of five (5) years after the date the Participant is rehired or the end of the period of five (5) consecutive one (1) year Breaks in Service from the date of distribution, repays the full amount distributed, the Participant’s Account will be restored to the balance on the Anniversary Date (or Valuation Date) immediately preceding the distribution.

(b) To restore the Participant’s Account balance, the Plan Administrative Committee shall, to the extent necessary, allocate to such Participant’s Account the following amounts in the order listed:

(1) The amount of any Participant forfeitures which would otherwise be allocated under Section 4.01;

(2) The amount of any net income or gain of the Trust Fund for the Plan Year; and

(3) The amount of the Employer contribution for the Plan Year, except to the extent such contribution is required to enable the Plan to meet its obligations under an Exempt Loan.

To the extent the foregoing amounts are insufficient to restore completely the Participant’s Account, the Employer shall contribute without regard to any requirement or condition contained in Section 3.01, such additional amount as is necessary to complete such restoration. Such contribution must be made as of the Anniversary Date for the Plan Year in which the Participant’s repayment occurs.

Section 6.05 Forfeiture. In the event of a termination of participation before the Employee acquires a fully vested interest in his Account balance, the nonvested portion shall be forfeited upon the Anniversary Date of the Plan Year in which the Participant (a) receives a full distribution of his account or (b) incurs a five (5) year Break in Service, if earlier, and the amount forfeited shall be treated in accordance with Section 4.01.

Section 6.06 Notification to Terminated Participant of Vested Amount. The Plan Administrative Committee shall notify each terminated Participant of his vested Account balance. The notification will be by certified mail to his last known residence address, as disclosed by the records of the Employer. This statement shall contain the nature, amount and form of the vested Account, and shall set forth any available distribution options.

ARTICLE VII

TERMINATION AND RETIREMENT

Section 7.01 Normal Benefit. A Participant who terminates employment on or after attaining Normal Retirement Age, as applicable, shall be eligible to receive distribution of his accrual benefit in the form and manner provided in Article VIII.

Section 7.02 Deferred Retirement. A Participant may remain in the employ of the Employer after attaining Normal Retirement Age. Except as otherwise provided in Article VIII, payment of the Participant’s vested benefit shall not commence until the date such Participant actually terminates employment. Upon termination of employment pursuant to this Section 7.02, the Participant shall be entitled to receive distribution of his Account in the form and manner provided in Article VIII.

Section 7.03 Disability Retirement. A Participant who incurs a Total Disability prior to attaining Normal Retirement Age and whose employment is terminated as a result thereof shall be eligible to receive a distribution of his accrual benefit in the form and manner provided in Article VIII.

Section 7.04 Termination Distribution. An Employee whose participation in the Plan terminates for reasons other than attaining Normal Retirement Age, death or Total Disability, and who is vested in all or a portion of his Account shall be entitled to a distribution as provided in Article VIII.

Section 7.05 Death Benefit.

(a) Subject to subsection (b) of this Section, upon the death of a Participant before retirement or other termination of his employment, his Account shall become fully vested. The Plan Administrative Committee shall direct the Trustee to distribute such amounts to the Participant’s Beneficiary in accordance with the distribution provisions of Section 8.01. Any payment so made shall be a complete discharge of all liability under the Plan with respect to such benefit.

(b) (1) Notwithstanding the Beneficiary designation of a deceased Participant, the account balance of a deceased Participant who was married on the date of his or her death shall be paid to the Surviving Spouse of the deceased Participant unless a Qualified Waiver has been filed with the Plan Administrative Committee.

(2) For purposes of this subsection:

(i) “Surviving Spouse” shall mean a spouse of the Participant who is living on the date of his or her death, provided that a former spouse will be treated as the surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(ii) “Qualified Wavier” shall mean a written waiver by a spouse of the right to receive the death benefit attributable to a Participant. The spouse’s waiver must be witnessed by a Plan representative or notary public. Notwithstanding this requirement, if the Participant establishes to the satisfaction of a Plan representative that such written waiver may not be obtained because there is no spouse or the spouse cannot be located, a Qualified Waiver will be deemed to exist. Any Qualified Waiver under this provision will be valid only with respect to the spouse who signs the Qualified Waiver, or in the event of a deemed Qualified Waiver, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before death. The number of revocations shall not be limited.

(c) The Plan Administrative Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the vested benefit of a deceased Participant or former Participant as the Plan Administrative Committee may deem desirable. The Plan Administrative Committee’s determination of death and of the right of any person to receive payment shall be conclusive.

(d) Subject to subsection (b) above, each Employee, upon becoming a Participant, may designate a Beneficiary of his own choosing, and may, in addition, name a contingent Beneficiary. Such designation shall be made in a form satisfactory to the Plan Administrative Committee. Any Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrative Committee.

(e) Subject to Section 8.05, if distributions have commenced under Section 401(a)(9)(A)(ii) of the Code before the Participant’s death, the remaining interest in his Account will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death.

Section 7.06 Effect of QDRO. Notwithstanding any other provision of this Article VII, the Plan Administrative Committee and the Trustee shall give full effect to any QDRO applicable at the time of death of the Participant, even to the extent that giving effect to such QDRO defeats or diminishes the interest of any Surviving Spouse or other Beneficiary hereunder.

ARTICLE VIII

DISTRIBUTION PROCEDURES

ESOP Distribution Procedures

Section 8.01 Retirement, Death or Disability Benefit Payments. Benefits payable under this Plan as a result of termination of employment following attainment of Normal Retirement Age, or upon a Participant’s Deferred Retirement Date or as a result of death or Total Disability, shall be paid in substantially equal annual installment payments over a period of five (5) years commencing in the Plan Year following the Plan Year in which the Participant terminates employment. Such distributions shall commence as soon as administratively practicable following the Participant’s Normal or Deferred Retirement Date, death or Total Disability. With respect to a Participant who has an ESOP Account balances which is greater than $800,000 (as provided in Section 409(o)(1)(C)(ii) of the Code, as adjusted pursuant to Section 409(o)(2) of the Code) as of his termination of employment under this Section 8.01, the Participant’s ESOP Account balances shall be paid over at least a five (5) year period, which shall be extended one (1) year for each $160,000 (or fraction thereof) (as provided in Section 409(o)(1)(C)(ii) of the Code, as adjusted pursuant to Section 409(o)(2) of the Code) by which the Participant’s ESOP Account balances exceeds $800,000. Provided however, such additional distribution period shall not exceed a total distribution period of ten (10) years, unless a longer period is elected by the Participant. Notwithstanding the foregoing, if the vested portion of the Participant’s ESOP Account balance is less than $5,000, such Participant’s vested ESOP Account balance shall be distributed to the Participant as soon as administratively practicable following the close of the Plan Year in which the Participant’s employment terminates.

Section 8.02 Termination of Employment Prior to Retirement, Death or Disability.

(a) The amount payable to a Participant who terminates his employment for reasons other than attaining Normal Retirement Age or Deferred Retirement Date, death, or Total Disability, shall be determined based on his or her vested percentage pursuant to Section 6.01.

(b) For purposes of this Section 8.02 and subject to Section 8.02(d), if the vested portion of the Participant’s ESOP Account balance is greater than $5,000, upon the Participant incurring five consecutive one (1) year Breaks in Service following his or her termination of employment, the Plan Administrative Committee shall direct the Trustee to distribute the terminated Participant’s vested ESOP Account balance to the Participant, with the Participant’s consent, in substantially equal annual installments over a five (5) year period (or longer if elected by the Participant, not however, beyond the life expectancy of the Participant or of the Participant and his or her spouse). If the terminated Participant’s ESOP Account balance is greater than $800,000, the Participant’s ESOP Account balance shall be distributed over an additional period in accordance with Section 409(o)(1)(C)(ii) of the Code as more fully described in Section 8.01.

(c) For purposes of this Section 8.02 and non- ESOP accounts subject to Section 8.02 (d) if the vested portion of the Participant’s Account is less than $1,000 upon the Participant incurring five consecutive one (1) year breaks in service following his termination of employment, the Plan Administration Committee shall direct the Trustee to distribute the terminated Participant’s vested Account to the Participant in a lump sum. For purposes of this Section 8.02 and non-ESOP accounts subject to Section 8.02(d) for ESOP accounts if the vested portion of the Participant’s ESOP Account balance is $1,000 or more, upon the Participant incurring five consecutive one (1) year Breaks in Service following his or her termination of employment, the Plan Administrative Committee shall direct the Trustee to distribute the terminated Participant’s vested ESOP Account balance to the Participant, only with the Participant’s consent, in substantially equal annual installments over a five (5) year period (or longer if elected by the Participant, not however, beyond the life expectancy of the Participant or of the Participant and his or her spouse).

(d) Notwithstanding any provisions of this Section 8.02 to the contrary, a distribution of a Participant’s ESOP Account balance, pursuant to this Section 8.02, shall not include Company Stock which has been acquired by the Plan with the proceeds of an Exempt Loan until the close of the Plan Year in which said loan is repaid in full. The provisions of this Section 8.02(d) shall not apply if the Plan Administrative Committee receives a written waiver from the lender of the Exempt Loan or if the distribution is as a result of Normal Retirement, death or Total Disability.

(e) For purposes of this Section 8.02 and non-ESOP accounts, if the value of a terminated Participant’s ESOP and non-ESOP accounts separately are zero (0) because the Participant is not vested in any portion of his ESOP or non-ESOP accounts upon termination, the terminated Participant shall be deemed to have received a distribution of his respective ESOP and non-ESOP accounts from the Plan.

Section 8.03 Special Procedures.

(a) As to ESOP and non-ESOP accounts under the Plan, a Participant who has terminated service and is entitled to a benefit as described in Section 8.02(c) must be informed of the right to defer receipt of the distribution of his benefit. If no consent is provided, it shall be considered an election to defer the distribution of the Account. Provided however, an election to defer the receipt of benefits shall not apply with respect to required minimum distributions under Section 401(a)(9) of the Code. A Participant’s right to a distribution shall be provided by written notice no less than thirty (30) days and no more than ninety (90) days before the expected distribution date. Further, written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the expected distribution date. Provided however, a distribution may commence less than thirty (30) days after the required notice is provided if the Plan Administrative Committee informs the Participant that he has at least thirty (30) days following receipt of the notice to consider the distribution decision and the Participant thereafter elects to receive the distribution.

(b) As to ESOP and non-ESOP portions of the Plan, spousal consent shall not be required with regard to distribution elections under this Article VIII due to the Plan’s utilization of the exception set forth in Section 401(a)(11)(C) of the Code.

Section 8.04 Manner of Benefit Payments.

(a) A Participant’s ESOP accounts may be distributed, as determined by the Plan Administrative Committee, in cash or Company Stock or both. Provided, however, except as provided in Section 8.04(c) at the election of the Participant or the Participant’s Beneficiary, as applicable, a Participant’s Account (other than Company Stock diversified by a Participant pursuant to Section 4.13) shall be paid in the form of Company Stock. If a Participant or a Participant’s Beneficiary elects that his Account be paid only in the form of Company Stock, any amounts in the Participant’s Investment Account will be exchanged for the maximum number of whole (not fractional) shares of Company Stock at the Fair Market Value of the Company Stock as of the immediately preceding Valuation Date.

(b) With respect to the distribution of a Participant’s Company Stock Account in the form of cash, the cash distribution will be made based on the Fair Market Value, pursuant to Section 4.04(a), as of the Valuation Date coincident with or immediately preceding the distribution.

(c) To the extent the Employer’s Articles of Incorporation or Bylaws limit the ownership of Company Stock to employees or a trust as described in Section 401(a) or to the extent the Employer is taxed under Subchapter S of the Code, a Participant shall not have the right to elect to receive a distribution of his Account in the form of Company Stock.

(d) A Participant may request that any distribution or installment distribution be directly transferred to any other eligible retirement plan as defined in Section 402(c)(8)(B) of the Code. Further, a Participant may request at any time to have his/her Rollover Account directly transferred to another plan eligible to receive such transfers by way of a direct rollover made pursuant to Section 401(a)(31) of the Code provided that the Rollover Account is not invested in Company Stock.

Section 8.05 Non-ESOP Accounts, Payment Upon Retirement, Disability or Death.

(a) If the Participant terminates employment due to Normal Retirement, Total Disability, or death, his account(s) shall be paid as soon as administratively possible after the accounting date following the event creating the right to a distribution occurred.

(b) If the Participant terminates employment other than by Normal Retirement, Total Disability or death, his account(s) shall be paid as soon as administratively possible after the accounting date following the date of severance of employment.

(c) All distributions of non-ESOP accounts shall be made in a lump sum.

(d) A participant may withdraw amounts from his non-ESOP account(s) before his separation from service only under the circumstances and only to the extent provided below.

(1) A Participant may elect to receive payment of benefit from his accounts at any time after he attains age 59 1/2 by filing a written request with the Plan Administrator.

Any portion withdrawn from an account that is subject to a matching contribution shall be accounted for on a first-in, first-out basis. The receipt of benefits shall not affect his participation in the plan, and such Participant shall continue to receive allocations to his account.

(2) A Participant may request a withdrawal from his non-ESOP rollover/transfer account. The Participant’s request to withdraw shall be made in writing to the plan administrator. The plan administrator shall approve requests on a non-discriminatory basis. The form of payment shall be limited to a lump sum.

(3) Hardship Withdrawals from Elective Deferral Account

(A) A Participant who has a financial hardship may request a lump sum withdrawal from his employee 401(k) Elective Deferral Account, subject to the limitations and conditions set forth herein.

(B) The amount that an eligible Participant may withdraw from his Elective Deferral shall not exceed the cumulative amount of his 401(k) salary deferral contributions. Earnings thereon may not be withdrawn.

(C) The Participant’s request to withdraw must be made in writing to the Plan Administrator and shall be subject to his consent. The basis for the plan administrator’s consenting to or refusing to consent to the Participant’s request shall be demonstrated financial hardship of the participant as described in Section 8.05(d)(4).

(4) Hardship Withdrawals

For the purpose of this Section 8.05(d)(4), a distribution of an Elective Deferral Account will be made on account of hardship if the distribution is necessary in light of immediate and heavy financial need of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship must be made in accordance with uniform and non-discriminatory standards established by the Plan Administrator under these Plan provisions.

An immediate and heavy financial need may be determined to exist under certain facts and circumstances including the following: (1) expenses incurred or necessary for medical care described in Section 213(d) of the Code of the employee, the employee’s spouse, children, or dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the employee; (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the employee, the employee’s spouse, children or dependents; or (4) the need to prevent the evection of the employee from, or a foreclosure on the mortgage of, the employee’s principal residence.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the employee only if:

(1) The employee has obtained all distributions (including dividends to the extent currently available), other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(2) All plans maintained by the Employer provided that the Employee’s Elective Deferrals will be suspended for at least 6 months but not more than 12 months after the receipt of the hardship distribution;

(3) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(4) All plans maintained by the Employer provide that the employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

Section 8.06 Minimum Distribution Requirements.

(a) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection 8.06(b), other than subsection 8.06(b)(1), will apply as if the Surviving Spouse were the Participant.

For purposes of this subsection 8.06(b) and subsection 8.06(c), unless subsection 8.06(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection 8.06(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 8.06(b)(1).

(c) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of (1) or (2):

(1) The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.

(2) If the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s Surviving Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Surviving Spouse’s attained ages as of the Participant’s and Surviving Spouse’s birthdays in the distribution calendar year.

(3) Required minimum distributions will be determined under Section 8.05(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(e) If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(f) If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.05(d).

(g) If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(h) If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 8.05(b), this Section 8.06(h) will apply as if the Surviving Spouse were the Participant.

(i) Definitions.

(1) Designated Beneficiary. The individual who is designated as the beneficiary under Section 1.08 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately proceeding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.05(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4) Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in Section 1.53 of the Plan.

Section 8.07 Right of First Refusal – ESOP Accounts.

(a) If a Participant or a Participant’s Beneficiary has received a distribution of Company Stock from the Plan, such shares shall be subject to a right of first refusal in favor of the Employer whose Company Stock has been distributed. The Company may assign its right of first refusal to the Plan, provided however the Plan shall be under no obligation to purchase the shares. The provisions of this Section 8.06 shall not be applicable if the Company Stock is publicly traded.

(b) If the Participant should desire to sell the shares or shall have received a bona fide offer from a third party, the Participant shall give written notice of such desire to sell or third party offer to the Employer. The Employer may exercise its right of first refusal for a period of fourteen (14) days from the date the Participant notifies the Employer. The purchase of the shares from the former Participant shall occur within ten (10) days after the Employer or the Plan notifies the Participant of the exercise of the right of first refusal. The purchase price for the shares must not be less favorable to the selling Participant than the greater of the Fair Market Value of the shares determined under Section 4.05(a), or the purchase price offered by the bona fide third-party buyer.

(c) If the right of first refusal is not exercised within the exercise period, the Participant shall have the right to sell the shares to the third party buyer.

(d) Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 8.07.

Section 8.08 Employer’s Obligation to Purchase Distributed Company Stock – ESOP Accounts.

(a) If a Participant or a Participant’s Beneficiary, as applicable, receives a distribution of Company Stock, the Participant or the Participant’s Beneficiary may, by written notice to the Employer within sixty (60) days after the date of the distribution, or, if no notice is given within said initial period, then within sixty (60) after the new determination of the Fair Market Value of the Company Stock (and notice to the Participant) in the following Plan Year, require the Employer to purchase the shares of Company Stock distributed to the Participant or his Beneficiary pursuant to a “put option.” Said sixty (60) day periods shall not include any period of time during which the Employer is prohibited from purchasing the Company Stock by federal or state law. The “put option” may only be exercised by the Participant, the Participant’s donees or those to whom the Participant’s Company Stock passes by reason of the Participant’s death. The provisions of this Section 8.07 shall not be applicable if the Company Stock is publicly traded.

(b) The purchase price of each share of Company Stock purchased pursuant to this Section 8.07 shall be the Fair Market Value determined as of the Valuation Date coincident with or immediately preceding the Employer’s receipt of written notification from the Participant or the Participant’s Beneficiary. The total purchase price shall be paid to the Participant or the Participant’s Beneficiary within 30 days after notification to the Employer, provided, however, that the Employer may defer such payments as provided in (c), below, if the distribution was a distribution, within one taxable year of the recipient, of the Participant’s entire Account balance, and it gives written notice to the Participant or the Participant’s Beneficiary within said 30-day period.

(c) If the Employer elects to defer payment of the purchase price determined under subsection (b), the Employer shall notify the Participant or his Beneficiary of the terms of payment, which terms of payment shall be subject to the following conditions:

(1) The deferred payments must be adequately secured.

(2) The deferred payments must include a reasonable rate of interest.

(3) The deferred payments must begin within 30 days after the written notification by the Participant or his Beneficiary is received.

(4) The deferred payments must be substantially equal in amount, paid at least annually, and may not extend over a period of more than 5 years from the date the written notification is received by the Employer.

(d) Upon receipt of a written notification from a Participant or his Beneficiary pursuant to subsection (a), hereof, the Employer shall immediately inform the Plan Administrative Committee of such notice and the Plan Administrative Committee shall thereafter have ten (10) days to notify the Employer if it wishes the Trust to assume the rights and obligations of the Employer with respect to the required purchase of Company Stock.

Section 8.09 Minor Beneficiaries. If, under the terms of the Plan and Plan Administrative Committee directives, the Trustee is required to make payment to a minor for whom no guardian shall have been appointed, Trustee may make payment to the person having custody of the minor, and the receipt of such person shall be a full release of the Trustee and the Plan Administrative Committee. Any payment so made in accordance with this Section shall be a complete discharge of all liability under the Plan with respect to such benefit.

Section 8.10 Incapacity of Participant or Beneficiary. If the Plan Administrative Committee determines that any Participant or Beneficiary entitled to payment hereunder is incompetent by reason of physical or mental disability, and consequently unable to provide appropriate elections, the Plan Administrative Committee may direct the Trustee to make all payments thereafter becoming due to such person (for so long as such incompetency shall continue) to any other person for the sole benefit of said incompetent, or to his guardian, if one shall have been legally appointed. Any payment so made in accordance with this Section shall be a complete discharge of all liability under the Plan with respect to such benefit.

Section 8.11 Unclaimed Account Procedure. If the Plan Administrative Committee and/or the Trustee are unable to locate a former Participant (or Beneficiary) after the Plan Administrative Committee has tried to contact the former Participant (or Beneficiary) by sending a registered letter and after other reasonable diligent efforts, the former Participant’s Account shall be administered in accordance with the following:

(a) If the former Participant’s vested Account is not in excess of $5,000, the Plan Administrative Committee may, in its discretion, treat the Account as forfeited or pay such amount to an individual retirement account for the benefit of the individual.

(b) If the former Participant’s vested Account is greater than $5,000, the Account of the former Participant shall be forfeited upon the Participant’s attainment of Normal Retirement Age, if the Participant still cannot be located, or the Plan Administrative Committee may, in its discretion, pay such amount to an individual retirement account for the benefit of the individual.

If a Participant or Beneficiary who has incurred a forfeiture of his Participant’s Account under the provisions of the first paragraph of this Section 8.10 makes a claim, at any time, for his forfeited Account, the Plan Administrative Committee shall restore the Participant’s forfeited Account to the same dollar amount as the dollar amount that was forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Employer may make a contribution to the Plan to enable the Plan Administrative Committee to make the required restoration or the Plan Administrative Committee may make the restoration from the amount, if any, of the Trust Fund net income or gain for the Plan Year in which the Participant or Beneficiary makes the claim. The Plan Administrative Committee shall direct the Trustee to distribute the Participant’s or Beneficiary’s restored Accounts to him/her not later than sixty (60) days after the close of the Plan Year in which the Plan Administrative Committee restores the forfeited Account.

Section 8.12 Distributions During Employment – ESOP Accounts. The Plan does not permit distributions of any ESOP accounts to a Participant while employed.

Section 8.13 Distributions Pursuant to Qualified Domestic Relations Order. Any benefit accrued to a Participant in this Plan shall be subject to the rights of an Alternate Payee. Distribution to an Alternate Payee shall be permitted pursuant to a QDRO even though the affected Participant has not separated from service and has not attained the “earliest retirement age” as described in Section 414(p) of the Code.

ARTICLE IX

VOTING RIGHTS – ESOP ACCOUNTS

Section 9.01 Voting Rights. Except as provided in Section 9.02, if the Company Stock of the Employer is a registration type class of securities, each Participant and Participant’s Beneficiary, as applicable, may direct the Trustee, in confidence, as to how the Company Stock allocated to the Participant’s Company Stock Account is to be voted. If the Company Stock of the Employer is not a registration type class of security, each Participant and Participant’s Beneficiary, as applicable, may direct the Trustee, in confidence, as to how the Company Stock allocated to the Participant’s Company Stock Account is to be voted. Provided however, if any agreement is entered into by the Trust which prescribes the voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement.

Section 9.02 Unallocated Company Stock/Voting Instructions. All unallocated Company Stock held by the Plan shall be voted by the Trustee in accordance with the direction of the Plan Administrative Committee, unless the Board retains voting responsibility for issuing such directions, in which case such direction will be issued by the Board. If the Trustee does not receive timely instructions from the Participant regarding the manner in which it is to vote Company Stock allocated to the Participant’s Company Stock Account, the Trustee shall vote the Company Stock allocated to the Participant’s Company Stock Account in accordance with the direction of the Plan Administrative Committee, unless the Board retains responsibility for issuing such directions, in which case such direction will be issued by the Board.

ARTICLE X

ADMINISTRATION

Section 10.01 The Plan Sponsor.

(a) Beyond its other responsibilities and authority under the Plan, the Plan Sponsor is empowered to carry out the following:

(1) To appoint and remove members of the committee serving collectively as the Plan Administrative Committee as provided in Section 10.02.

(2) To appoint and remove the Trustee.

(3) To appoint and remove one or more Investment Managers (qualified under the Investment Company Act of 1940, as amended).

(4) To appoint and/or hire any other professional advisors, including but not limited to legal counsel, to provide advice to the Plan Administrative Committee or the Trustee.

(b) It shall be the responsibility of the Plan Sponsor to establish a “funding policy” for the Plan. The funding policy shall consider the Plan’s short and long term liquidity needs. The Plan Sponsor shall provide the Trustee with a written “funding policy” which shall be consistent with the needs of the Plan. Such “funding policy” shall not constitute written instructions to the Trustee as to the investment of Plan assets but shall serve as a guide to the Trustee as to the investment of the Trust Fund.

(c) If the Plan Sponsor appoints one or more Investment Managers, such appointment shall be made in writing wherein said Investment Manager expressly acknowledges that the Investment Manager is a fiduciary under the Plan. The Plan Sponsor may delegate to such Investment Manager in such document the authority of the Trustee to manage, acquire, invest or dispose of all or any part of the non-Company Stock assets in the Trust Fund held by such Trustee. With respect to assets entrusted to the Investment Manager, the Investment Manager shall give written directions to the Trustee, who may rely thereupon.

(d) The Plan Sponsor shall be responsible for periodically reviewing the performance of any Named Fiduciary or other individual, party or entity to whom duties have been delegated pursuant to the provisions of the Plan.

Section 10.02 Plan Administrative Committee. The Plan Administrative Committee shall be a committee appointed by the Plan Sponsor which shall be charged with all reporting, filing and other legal duties imposed on plan administrative committees by ERISA, the Code or other applicable laws. As such, the Plan Administrative Committee shall have complete authority (and all specific powers necessary and proper thereto) to control and manage the operation and administration of the Plan. The Plan Administrative Committee, serving through an appointed committee, shall exercise its authority by majority and may reach a decision without holding a formal meeting by a written instrument submitted to each committee member and signed by a majority. Any appointment hereunder shall be confirmed in a written document kept with other Plan documents, and all Participants shall be notified of such appointment.

Section 10.03 Plan Administration. The Plan Administrative Committee, in its sole discretion, shall carry out all general administrative duties under the Plan, including, but not limited to the following:

(a) Determining all questions relating to the eligibility of Employees to participate or to continue participation;

(b) Computing, certifying and directing the Trustee with respect to the amount and kind of benefits to which any Participant is entitled;

(c) Authorizing and directing the Trustee with respect to all disbursements (distributions) from the Trust;

(d) Directing the Trustee as to the manner in which to vote Company Stock pursuant to Article IX, unless the Board retains responsibility for issuing such directions.

(e) Maintaining all records and books of account necessary for the administration of the Plan;

(f) Interpreting the provisions of the Plan and making and publishing such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

(g) Directing the Trustee as to the investment of available cash pursuant to Paragraph 3.2 of the Trust, unless an Investment Manager has been appointed pursuant to Section 10.01;

(h) Advising and assisting any Participant regarding any right, benefits or elections available under the Plan;

(i) Preparing and filing such reports and documents and keeping accurate records of its actions as may be required under ERISA, the Code, or other applicable law;

(j) Providing to Participants and Beneficiaries such information and Plan descriptions, reports or copies of the Plan as may be required by law;

(k) Disposing of claims for benefits under the Plan;

(l) Determining whether a domestic relations order served upon the Plan is a Qualified Domestic Relations Order;

(m) Performing such other administrative duties under the Plan as may from time to time fall under the authority of the Plan Administrative Committee.

(n) Authorizing one or more individuals to sign all communications between the Committee and the Trustee and Participants.

Section 10.04 Allocation and Delegation of Authority.

The Plan Administrative Committee may engage agents and professionals to assist it in carrying out its functions hereunder, including, but not limited to, financial consultants, investment counsel, accountants, actuaries and legal counsel, which agents or professionals may also be those retained by the Employer in its business.

Section 10.05 Information from Employer. The Employer shall supply full and timely information to the Plan Administrative Committee on the Compensation of Participants, their employment, retirement, death, disability, termination of employment, and such other facts as the Plan Administrative Committee may reasonably require. The Plan Administrative Committee is entitled to rely on such information and shall have no duty to verify it unless it is inaccurate on its face.

Section 10.06 Expenses. All expenses of administration shall be paid from the Trust Fund unless such expenses shall be paid by the Employer. Such expenses shall be any and all reasonable expenses relating to the function of the Plan, including but not limited to, fees of legal counsel to the Plan or any fiduciary of the Plan or other fees incident to the administration of the Plan.

Section 10.07 Expense of Legal Proceedings. To the extent and under the circumstances permitted by law, the Employer shall indemnify the Plan Administrative Committee for all reasonable expenses (including counsel fees) incurred by it in any legal proceeding relating to the Plan.

Section 10.08 Action by the Employer. Any action by the Plan Sponsor or the Employer pursuant to the provisions of this Plan shall be evidenced by a resolution of the Board of the Plan Sponsor or the Employer, as applicable, certified over the signature of the Employer’s corporate secretary, and the Plan Administrative Committee and Trustee shall be fully protected in acting in accordance herewith.

Section 10.09 Dual Fiduciary Capacity. Any person or group may serve in more than one fiduciary capacity with respect to the Plan.

Section 10.10 Claims Procedure.

(a) All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Plan Administrative Committee for claim purposes. A “Benefit Claim” means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, which complies with the Plan’s procedures for making benefit claims. “Claimant” means a Participant or a beneficiary who is claiming entitlement to the payment of any benefit under the Plan.

(b) The Plan Administrative Committee will notify a Claimant, in accordance with subsection (c) below, of the Plan’s benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than ninety (90) days (forty-five (45) days in the case of a Disability Claim) after receipt of the Benefit Claim by the Plan.

If special circumstances require an extension of time for processing the Benefit Claim, the Plan Administrative Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination. In no event will the extension exceed a period of ninety (90) days from the end of the initial period.

In the case of a Disability Claim, the extension period will not exceed 30 days, unless prior to the end of first thirty (30) day extension period, the Plan Administrative Committee determines that, due to matters beyond its control, a decision cannot be rendered within the extension period, in which case the period for making the determination may be extended for an additional thirty (30) days. Every Disability Claim notice will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, the additional information needed to resolve those issues and the Claimant’s right to provide the specified information within forty-five (45) days. If the extension is in effect due to the Claimant’s failure to submit information necessary to decide a Disability Claim, the period for making the benefit determination will be tolled from the date on which the notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for information. The term “Disability Claim” means a request for a Plan benefit made by a Claimant due to the purported Total Disability of a Plan Participant.

(c) All notices given by the Plan Administrative Committee under the Plan will be given to a Claimant, or to his or her authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Plan Administrative Committee may provide a Claimant with either a written or an electronic notice of the Plan’s benefit determination. Any electronic notification will comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the Claimant:

(1) The specific reasons for the adverse determination;

(2) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based;

(3) A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary;

(4) For a Disability Claim, the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s Adverse Benefit Determination, without regard to whether the advice was relied upon; and

(5) A description of the Plan’s review procedures and the time limits applicable to such procedures.

The term “Adverse Benefit Determination” means a denial, reduction or termination of, or a failure to provide or make payment (in whole or in part) for, any benefit payable under the Plan.

(d) A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his or her authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than sixty (60) days (one hundred eighty (180) days for a Disability Claim) after receiving the determination.

The written request for a review must be filed with the Plan Administrative Committee. Upon receiving the written request for review, the Plan Administrative Committee will advise the Claimant, or his or her authorized representative, in writing that:

(1) The Claimant, or his or her authorized representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and

(2) The Claimant will be provided, upon request of the Claimant or his or her authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.

(e) All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by an appropriate Named Fiduciary of the Plan. In the case of a Disability Claim, the Named Fiduciary will not be: (i) the party who made the Adverse Benefit Determination that is the subject of the appeal, nor (ii) the subordinate of that party. In performing this review for a Disability Claim, the Named Fiduciary will take into account all comments, documents, records, and other information submitted by the Claimant (or the Claimant’s authorized representative) relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination, and will not afford deference to the initial Adverse Benefit Determination. For a Disability Claim, the Named Fiduciary will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the Adverse Benefit Determination and who is not the subordinate of such an individual if the Named Fiduciary believes that such a consultation is necessary to properly complete the review process.

(f) The Committee will notify a Claimant, in accordance with subsection (g) below, of the Plan’s benefit determination on review within a reasonable period of time, but not later than sixty (60) days (forth-five (45) in the case of a Disability Claim) after the Plan’s receipt of the Claimant’s request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the Named Fiduciary, the Claimant will be notified, prior to the termination of the initial sixty (60) (or forty-five (45)) day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan’s benefit determination on review, which will not be later than one hundred twenty (120) days (ninety (90) days in the case of a Disability Claim) after receipt of a request for review. Provided, however, in the case of a Plan with a Plan Administrative Committee or other group designated as the appropriate Named Fiduciary that holds regularly scheduled meetings at least quarterly, the time limit of this subsection will be modified in accordance with 29 CFR 2560.503-1(i)(1)(ii) or 29 CFR 2560.503-1(i)(3)(ii), whichever is applicable.

If the extension period is in effect for a Disability Claim but the extension is due to the Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(g) The Plan Administrative Committee will provide a Claimant with notification of its benefit determination on review in a method described in subsection (c) above.

In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the Claimant:

(1) The specific reasons for the adverse determination on review;

(2) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

(3) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

Section 10.11 Bonds. Except as otherwise required or permitted by ERISA and regulations thereunder, every fiduciary other than a bank or an insurance company shall be bonded in an amount not less than ten percent (10%) of the amount of funds handled by such fiduciary; provided, however, that the minimum bond for each fiduciary shall be One Thousand Dollars ($1,000) and the maximum bond shall be the maximum established under ERISA. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of funds to be handled in the current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in conjunction with others. The surety shall be a corporate surety company (as defined in ERISA §412(a)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be an expense of, and may, at the election of the Plan Administrative Committee, be paid from the Trust Fund or by the Employer.

ARTICLE XI

RIGHTS OF EMPLOYER

Section 11.01 Discontinuance of Plan. It is the expectation of the Employer that it will continue this Plan indefinitely, however the continuance of the Plan is not assumed as a contractual obligation of the Employer and the right is reserved by the Employer, at any time and from time to time, to reduce, suspend or discontinue its contributions hereunder or to terminate this Plan.

Section 11.02 Effect of Discontinuance or Termination. Upon termination, partial termination, or upon complete discontinuance of Employer contributions hereunder, the amount of the Trust Fund assets held by the Trustee shall first pay off any outstanding Exempt Loan and then shall be allocated subject to provision for expenses of administration or liquidation in accordance with requirements of applicable law. The rights of all Participants to their Accounts, accrued to the date of termination, partial termination or discontinuance of contributions shall become fully vested and nonforfeitable.

Section 11.03 Merger. In the event this Plan is merged into or consolidated with, or the assets and liabilities of this Plan are transferred to, any other Plan, each Participant in the Plan shall have an Account balance immediately after the merger, consolidation or transfer which is equal to or greater than the Account balance he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Section 11.04 Amendment of Plan. Except as herein limited, the Employer, through official action of its Board by resolution, shall have the right to amend this Plan at any time and from time to time to any extent that it may deem advisable. Such amendment shall be stated in writing and executed by the Employer. This procedure shall constitute the Plan’s amendment procedure. Upon delivery of such amendment to the Trustee and the Plan Administrative Committee, this Plan shall be deemed to have been amended in the manner therein set forth and all Participants shall be bound thereby; provided, however:

(a) That no amendment shall affect the duties, rights or responsibilities of the Trustee or the Plan Administrative Committee without their respective written consents and any such amendment which so affects the Trustee or the Plan Administrative Committee shall not be effective unless the Trustee and/or the Plan Administrative Committee, as applicable, execute the amendment.

(b) That no amendment shall have the effect of vesting in the Employer any interest in or control over any contracts issued pursuant hereto or any other property subject to the terms of the Trust.

(c) That no amendment shall have any retroactive effect so as to deprive any Participant of any benefit already accrued; provided, however, that any amendment may be made retroactive which is necessary to bring the Plan into conformity with any applicable law, including ERISA or Section 401(a) of the Code, in order to qualify the Plan for tax exemptions.

(d) That no amendment shall be effective if it authorizes or permits any part of the Trust Fund to be used for any purpose other than for the exclusive benefit of Participants and Participant’s Beneficiaries.

Reserved within this Section 11.04 is the right to amend distribution options under the Plan pursuant to Section 411(d)(6)(C) of the Code, as amended.

ARTICLE XII

ROLLOVERS

Section 12.01 Eligible Rollover Distributions.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrative Committee, to have any portion of an eligible rollover distribution which is greater than $200 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) Definitions.

Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an eligible Code Section 457(b) plan, or a Code Section 403(b) annuity, that accepts the distributee’s eligible rollover distribution.

(d) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s Surviving Spouse and the employee’s or former employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(e) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 12.02 Plan-to-Plan Transfers.

(a) This Plan will not accept rollovers as defined in Section 12.02(b).

(b) For purposes of this Plan the following constitute rollovers: (1) amounts transferred to this Plan directly from another qualified plan; (2) distributions received by an Employee from another qualified retirement plan and which are transferred by the Employee to this

Plan within sixty (60) days following receipt; (3) amounts transferred to this Plan from an individual retirement account which previously received funds distributed to the Employee from another qualified plan; and (4) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Heading and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 13.02 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Section 13.03 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania (without regard to the choice of law principles thereof) to the extent not preempted by Federal law, which shall otherwise control.

Section 13.04 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

Section 13.05 Reliance on Data and Consents. The Employer, the Trustee, the Plan Administrative Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his or her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Plan Administrative Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding Trust by and Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

Section 13.06 Employees’ Plan Under the Code. This Plan is created for the exclusive benefit of the Employees of the Employer, and their Beneficiaries, in accordance with the Code and ERISA.

Section 13.07 No Reversion to Employer of Funds or Assets of Trust. Unless expressly provided by the Plan, no funds contributed to this Plan or any assets of this Plan shall ever revert to or be used or enjoyed by the Employer or the creditors of the Employer, nor shall any such funds or assets ever be used other than for the benefit of the Employees of the Employer or their Beneficiaries prior to the satisfaction of all liabilities under this Plan to the Participants and their Beneficiaries.

Section 13.08 Prohibition Against Alienation and Assignment of Account. Except as may be required by the tax withholding provisions of a federal, state or municipal tax act or pursuant to a Qualified Domestic Relations Order or pursuant to a judgment or settlement described in Code Section 401(a)(13)(C), benefits payable under this Plan are not subject in any manner to sale, transfer, assignment, pledge, encumbrance, garnishment, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to sell, transfer, assign, pledge, encumber, or otherwise dispose of any right to benefits payable hereunder will be void. The Trust Fund will not be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Section 13.09 General Undertaking of all Parties to Plan. All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

Section 13.10 Agreement to Bind Heirs, Executors, Etc. This agreement shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, of any and all parties hereto, and of any Participants, present and future.

Section 13.11 Plan Does Not Constitute Contract of Employment. This Plan shall not be construed as creating or changing any contract of employment between the Employer and its Employees, and the Employer retains the right to deal with its Employees and to terminate their respective employment at any time to the same extent as though this Plan had not been created.

Section 13.12 Invalidity of Certain Provisions Does Not Invalidate All. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

Section 13.13 All Copies of Agreement Deemed Originals. This Plan may be executed and/or conformed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, has executed this Plan as of the date first above written.

ATTEST:	GRAYSTONE BANK—Employer

/s/ Dennis Dinger	By:	/s/ Andrew Samuel
Secretary		Andrew Samuel, President & CEO

FIRST AMENDMENT TO

GRAYSTONE BANK

401(k)/EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

This Amendment is adopted this 22nd day of July, 2008 and effective January 1, 2008 by Graystone Bank and Graystone Financial Corp. (the “Employer”).

W I T N E S S E T H:

WHEREAS, the Employer is authorized pursuant to the Plan to amend the Plan in its discretion;

WHEREAS, pursuant to the formation of Graystone Financial Corp., Employer Stock under the Plan was exchanged for stock of Graystone Financial Corp. stock, thus requiring certain technical amendment to the Plan;

WHEREAS, final regulations under IRC Section 415 require that the Plan be amended to comply with the final IRC Section 415 Regulations for plan years beginning after July 1, 2007.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 1.12 is hereby amended as follows:

Section 1.12 “Company Stock” means voting stock issued by GRAYSTONE FINANCIAL CORP. or any successor thereto, as defined in and which meets the requirements of Sections 409(I) and 4975(e)(8) of the Code.

2. Section 1.24 is hereby amended as follows:

Section 1.24 “Employer” means Graystone Bank and Graystone Financial Corp. or any successor entity by merger, purchase or consolidation, or otherwise, and includes also, with the consent of the Board of Directors of the Employer, an Affiliated Employer which has elected to adopt this Plan or a business organization allied, associated, affiliated, interrelated or subsidiary to the Employer or succeeding to its respective business which shall assume the obligations of this Plan with respect to its employees by becoming a party to this Plan, as provided hereinafter.

3. Section 1.48 is hereby amended as follows:

Section 1.48 “Plan” means the GRAYSTONE FINANCIAL CORP. 401(k)/Employee Stock Ownership Plan as set forth herein, and as the same may from time to time hereafter be amended.

4. Section 1.51 is hereby amended as follows:

Section 1.51 “Plan Sponsor” means Graystone Financial Corp.

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5. Section 1.60 is hereby amended as follows:

Section 1.60 “Trust Agreement” means the GRAYSTONE FINANCIAL CORP. 401(k)/Employee Stock Ownership Trust Agreement created under this Plan as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the management of the assets of the Plan.

6. The Plan is amended by adding the attached (Schedule “A”) IRC Section 415 amendment effective January 1, 2008.

In all other respects, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed as of the date set forth herein.

Graystone Financial Corp.

By:	/s/ Andrew S. Samuel
President

Graystone Bank

By:	/s/ Andrew S. Samuel
President

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